Exhibit 10.1

GENERAL CREDIT AGREEMENT

Müşterinin Adı Unvanı / Client Name Title

DenizBank

KIZ 01/14 S-053 B.2.2

GENEL KREDİ SÖZLEŞMESİ

İşbu Genel Kredi Sözleşmesi (“Sözleşme”), Sözleşme sonunda belirtilen tarihte (“İmza Tarihi”) ve yine Sözleşme sonunda isim/ticari unvan ve adresleri belirtilen müşteri (“Kredi Alan”) ile Denizbank A.Ş. (tüm yurtiçi ve yurtdışı şubeleri dâhil “Banka”) arasında akdedilmiştir.

GENERAL CREDIT AGREEMENT

This General Credit Agreement (the “Agreement”) is made on the date stated on the last page of this Agreement (the “Signature Date”) by and between Denizbank A.Ş. (the”Bank”, including all its domestic and foreign branches) and the customer whose name/commercial title and address are again stated on the last page of this Agreement (the “Borrower”).

Bundan böyle Kredi Alan ile Banka tek tek “Taraf” ve birlikte “Taraflar” olarak anılacaklardır.	The Bank and the Borrower shall hereinafter individually be referred to as “Party” and collectively as the “Parties”.

MADDE I TANIMLAR	ARTICLE I DEFINITIONS

1.01  Tanımlar: İşbu Sözleşmede aksi belirtilmedikçe;

Alt Kuruluş, herhangi bir kişi ile ilgili olarak söz konusu kişi tarafından doğrudan ya da dolaylı olarak kontrol edilen veya kontrolü altında bulunan kişiyi; (işbu Alt Kuruluş tanımı kapsamında, bir kişinin “kontrolü” direkt ya da dolaylı (i) vekâlet, sözleşme veya hisse mülkiyeti yoluyla, söz konusu kişinin müdürlerinin seçimi için oy verme yetkisi olan ve hisselerin %15 veya daha fezlası için oy verebilme, (ii) vekâlet, sözleşme veya hisse mülkiyeti yoluyla, söz konusu kişinin yönetim ve siyasetlerinin idaresi veya idare ettirilmesi veya (iii) aralarında birinin ödeme güçlüğüne düşmesinin diğerinin ödeme güçlüğüne düşmesi sonucunu doğuracak boyutta kefelet, garanti veya benzeri ilişkiler bulunma demektir.)

Aktifler, ilgili kişinin mevcut veya gelecekteki veya arızi ticari faaliyet, taahhüt, mülkiyet, aktif (maddi veya gayrimaddi), gelir, hak ve apeli yapılmamış sermaye ile her türlü faizini; (İşbu Aktifler tanımı finansal hesaplama ile ilgili kullanıldığında “arızi” terimi, bu tanıma dahil olarak kabul edilmeyecektir.)

Borçlu, Kredi Alanı, ilgili kredinin teminatı olarak Kredi Alan lehine kefil olan veya Finansman Belgeleri çerçevesinde Bankaya karşı asli veya feri, niteliği, cinsi ve miktarı ne olursa olsun, herhangi bir borç, yükümlülük, taahhüt yahut bir işlem dolayısıyla herhangi bir şekilde davranış veya ifa yahut eda borcu altına giren kişilerin her birini, hepsini;

Ay, (“takvim ayı” ifadesinin kullanıldığı yerler hariç) herhangi bir takvim ayı İçinde herhangi bîr gün başlayan ve bir sonraki ay aynı gün sona eren bir dönemi (veya çoğul aylarda müteakip takvim ayını); (İşbu Ay tanımı kapsamında, (i) ilgili dönemin son günü İş Günü olmayan bir güne denk geliyorsa; Ay, aynı takvim ayı içindeki bir sonraki İş Gününde veya böyle bir gün yoksa bir sonraki ayın ilk İş Gününde veya (ii) ilgili dönemin ilk günü herhangi bir takvim ayının son İş Gününe denk geliyorsa bu dönemin son günü ilgili takvim ayı içinde sayısal olarak bir güne denk gelmiyorsa Ay, o takvim ayını izleyen ayın ilk İş Günü sona erecektir.)

Borçluluk, herhangi bir Borçlunun mevcut veya gelecekteki, fiili veya arızi paraları (ister anapara ister teminat) ödemesi veya geri ödemesi yükümlülüğünü; (işbu Borçluluk tanımı finansal hesaplama ile ilgili kullanıldığında, “arizî” terimi bu tanıma dahil olarak kabul edilmeyecektir.)

1.01  Definitions: In this Agreement,

unless otherwise stated, the following terms shall have the meanings set out below:

Subsidiary means; with respect to any given Person, any other Person that is directly or indirectly controlled by or is under common control with such given Person; (for purposes of this subsidiary definition herein; “control” of any person means, directly or indirectly; (i) holding the power to vote for the election of the directors of such person through any contract, proxy or share ownership, and 15% or more of the voting shares, (ii) having a control or cause the control of the management and policies of such person by any contract, proxy or share ownership, or (iii) having a surety, guarantee or similar relationship between them to such an extent that the insolvency of one of the parties would result the other party to become insolvent).

Assets mean; any existing or future or contingent commercial activity, engagement, ownership, property (tangible or intangible), earning, right, and uncalled capital and it’s all type of Interests of the relevant person; (When this Assets definition herein is used in relation to the financial calculation,the term “contingent” shall not be deemed to be included in this definition).

Borrower means; a Person who receives a credit; each and all of the persons who act(s) as guarantor for the benefit of that Person as a collateral security for such credit or who becomes) primarily or secondarily liable for any act or performance or debt in any manner under the Financing Documents to the Bank as a consequence of any debt, obligation, commitment or a transaction regardless of its nature, amount and type.

Month means (except in places where the term “calendar month” is used); a period that starts from at any date of any calendar month and ends at the same day of the next month (or, the consecutive calendar month for the plural months); (for purposes of this Month definition herein, (i) if the last day of the relevant period falls on a day that is not a Business Day; the Month shall end; on the next Business Day of the same calendar month or on the first Business Day of the next month if such a day does not exist, or (ii) if the first day of the relevant period fells on the last Business Day of any calendar month; the Month shall end; on the last day of such period; or if it does not numerically fall on a day in the relevant calendar month, on the first Business Day of the month following such calender month).

Ek Sözleşme, Ek A- Akreditif Düzenlenmesine Ve İthalat Kabul Ve Aval Kredisine İlişkin Gayrinakdi Kredi

Sözleşmesi, Ek A- Cari Kıymetli Maden Kredisi Sözleşmesi, Ek A- ihracat, İhracat Sayılan Satış Ve Teslim İle Döviz  Kazandırıcı Hizmet Ve Faaliyetlere İlişkin Kredi Sözleşmesi, Ek A-Cari Hesap Kredisi Sözleşmesi, Ek A-Teminat Mektubu, Kontrgaranti, Teminat Akreditifi Düzenlenmesine İlişkin Gayrinakdi Kredi Sözleşmesi, Ek B- Vadeli Kıymetli Maden Kredisi Sözleşmesi, Ek B- Vadeli Kredi Sözleşmesi dahil olmak üzere, işbu

Sözleşme kapsamında kullanılacak kredinin türüne göre Taraflar arasında işbu Sözleşmenin eki olarak akdedilecek ek kredi sözleşmesini;

Esaslı Olumsuz Etki, Borçlulardan herhangi birinin mali durumunu, ticari faaliyetlerini, varlıklarını, Aktiflerini veya nakit akışını, herhangi bir Finansman Belgesinden kaynaklanan ödeme yükümlülüğü dahil herhangi bir yükümlülüğünü yerine getirmesini veya Bankanın Finansman Belgeleri tahtında sahip olduğu hak ve imkânları veya Finansman Belgelerinin hukuka uygunluğunu veya icra edilebilirliğini, talep edilebilirliğini, İmza,-tarihindeki durumuna göre önemli ölçüde olumsuz etkileyen ve/veya zorlaştıran veya ortadan kaldıran Borçlular nezdinde gerçekleşen herhangi bir durum veya olayı veya Kredi Alanın Alt Kuruluşlarından herhangi birinin vadesi gelmiş bir borcu için temerrüde düşmesini;

Finansman Belgeleri, Işbu Sözleşmeyi, işbu Sözleşme çerçevesinde Kredi Alanın ve diğer Borçluların belli bir krediye ilişkin olarak Banka ile akdettiği her türlü ek sözleşmeleri ve teminat sözleşmelerini, ilgili kredilerin teminat olarak Kredi Alan lehine kefil olan veya sair türlü teminat veren üçüncü kişi veya kişilerin Banka ile akdettikleri her türlü teminat sözleşmelerini veya her ne nam altında olursa olsun bu nitelikte olan tüm belgeleri;

İş Günü, bankaların Türkiye Cumhuriyeti’nde faaliyet göstermek üzere açık bulunduğu (ve kanunlarla kapanmasına izin verilmeyen) günü; (Cumartesi, Pazar veya tatil günü hariç)

Onaylanmış Muhasebe İlkeleri, Türkiye Muhasebe Standartlari Kurumu tarafından kabul edilen muhasebe ilkelerini;

Potansiyel Temerrüt Durumu, işbu Sözleşme tahtında Kredi Alana kullandırılan tüm krediler her türlü ferileri ile birlikte tam olarak Bankaya geri ödeninceye kadar (“Sözleşme Süresi”) herhangi bir zamanda Kredi Alanın işbu Sözleşmeden doğan yükümlülüklerini tam ve eksiksiz olarak if a etmesini engelleyebilecek veya bu duruma yol açabilecek ve neticede bir Temerrüt Durumu oluşturabilecek herhangi bir olayı;

Risk Grubu, 5411 sayılı Bankacılık Kanununun 49. maddesinde tanımlanan risk grubunu,

Takyidat, ne şekilde oluştuğuna bakılmaksızın, satış veya repo anlaşması dahil ama bunlarla sınırlı olmaksızın herhangi bir akitten veya sair kaynaktan doğan, ilgili kredi tahtında temin edilecek teminatların tesisinde etkisi olan, herhangi bir ipotek, rehin, haciz, borç (sabit veya esnek), mahsup hakkı, mülkiyet muhafazası, teminat altında temlik ya da diğer benzeri işlemleri;

Tasfiye, ilgili kişinin kurulduğu, tescil edildiği, tesis edildiği veya ticari faaliyetini yürüttüğü veya tabi olduğu kazai makamlarda, o kişinin ve/veya ticari fealiyetinin sona ermesini ve/veya iflası ve/veya buna benzer bir işleme tabi tutulmasını;

Indebtedness means; the obligation of any Borrower to pay or repay its existing or future actual or contingent funds (either the principal or the guarantee); (When this Indebtedness definition herein is used in relation to the financial calculation, the term “contingent” shall not be deemed to be included in this definition).

Supplementary Agreement means; the supplementary credit agreement to be executed between the Parties as an attachment to this Agreement according to the type of credit to be used Pursuant to this Agreement, including Schedule-A:

Non-Cash Credit Agreement for the

Letter of Credit Issuance and Import Acceptance and Aval Loans, Schedule-A: Current Precious Metal Loan Agreement, Schedule-A: Credit Agreement for Export, Sale and Delivery that considered as Export and Foreign Currency Earning Services and Activities, Schedule-A: Current Account Loan Agreement, Schedule -A: Non-Cash Credit Agreement for the Issuance of Letter of Guarantee, Counter-Guarantee and Stand-by Letter of Credit, Schedule-B: Deferred Payment Precious Metal Loan Agreement, Schedule -B: Deferred Payment Loan Agreement.

Material Adverse Effect means; any event or situation occurring in respect to the Borrowers which would materially and adversely affect and/or interfere or prohibit, by comparison to their positions on the Signature Date, the financial conditions, commercial operations, properties, Assets or cash flows of any or the Borrowers, their ability to perform any of their obligations, including also the payment obligation, arising out of any Financing Document, or the rights and remedies they own under the Financing Documents of the Bank or the legal compliance or performability, substitutability of the Financing Documents; or the default of any Affiliate of the Borrower on any of its debt that became due.

Financing Documents mean; this Agreement; all types of supplementary agreements and guarantee agreements made by the Borrower and other Debtors with the Bank in respect to a specific credit facility pursuant to this Agreement; all types of guarantee agreements made with the Bank by third person or people who act(s) as guarantor or provide(s) other types of collateral for the benefit of the Borrower as the collateral of such credit facility, or all documents that are qualified as such regardless of what their name or type is.

Business Day means; a day on which the banks are open for business in the Republic of Turkey (and is not authorized or required by law to remain closed); (excluding Saturdays, Sundays, or general holidays).

Accepted Accounting Principles mean; the accounting principles accepted by the Turkish Accounting Standards Board;

Potential Event of Default means; any event which may prevent the Borrower to fully perform its obligations arising from this Agreement or may lead to such a situation and consequently constitute an Event of Default at any time until all facilities granted to the Borrower under this Agreement are entirely paid back to the Bank together with their accessory obligations (the “Term of the Agreement”).

TBHS, Banka ile Kredi Alan arasında akdedilmiş olan, Banka tarafından anılan sözleşmede belirtilen hizmetlerin verilmesi hususunda bir çerçeve sözleşme niteliğini taşıyan cari Temel Bankacılık Hizmetleri Sözleşmesini;

TCMB, Türkiye Cumhuriyet Merkez Bankası’nı;

TL, Türkiye Cumhuriyeti’nin kanuni para birimini;

Vergiler, ilgili.kişinin her türlü mevcut ve gelecekteki, Kaynak Kullanımını Destekleme Fonu, Banka Sigorta Muamele Vergisi, gelir vergisi dahil tahakkuklar, kesintiler, stopajlar, zorunlu ikrazlar ve stopajlar, ne tür ve ne şekilde olursa olsun benzeri vergi, stopaj ve kesintiler, bunların faizleri ve cezaları ile bu türde yapacağı tüm ödemelerini; (Vergi ve Vergilendirme terimleri işbu Vergi tanımına göre yorumlanacaktır.) İfade eder.

1.02  Yorum Kuralları: İşbu Sözleşmede, aksine bir hüküm bulunmadıkça;

(a)  Kredi Alan ile ilgili her türlü atıf, ilgili olduğu yerlerde, Kredi Alanın haleflerini veya temlik ettiği kişileri de kapsar.

(b)  Madde veya eklere yapılan atıflar, işbu Sözleşme maddelerine ve eklerine yapılmış sayılır.

(c)  Herhangi bir sözleşme, senet veya benzeri belgelere yapılacak atıflar (işbu Sözleşme ve ekleri dahil) zaman zaman bunları değiştiren, tadil eden, ilaveler yapan, tekrar düzenleyen veya yenileyen sözleşme, senet veya benzeri belgelere yapılmış kabul edilir.

(d)  Herhangi bir kanun, kural, nizamname veya hukuki belgeye yapılan atıflar, zaman zaman bunları tadil eden, değiştiren veya tekrar yürürlüğe sokan veya bunların yerine geçen kanunları da kapsar.

(e)  Günün belli saatlerine yapılan atıflar, Türkiye Cumhuriyeti resmi saati uygulanarak belirlenir.

(f)  Herhangi bir terimin tekil kullanımı çoğulunu veya çoğul kullanımı da tekilini içerir şekilde anlaşılır.

(g)  Muhasebe terimleri, Onaylanmış Muhasebe Ilkeleri’ne göre yorumlanır.

(h)  TBHS’de geçen terimler aksi işbu Sözleşmede belirtilmediği sürece TBHS’de tanımlanan anlamları haizdir.

Risk Group means; the risk group defined in Article 49 of the Banking Law No. 5411.

Encumbrance means; any mortgage, pledge, lien, encumbrance (fixed or floating), right of set-off, title retention, collateral assignment or other similar transactions arising out of any contract or other source, regardless of how created, including but not limited to the sale and repo agreements, that would have an effect on the establishment of collaterals to be obtained under the relevant loan.

Liquidation means; the termination and/or bankruptcy of a person and/or its commercial operation and/or being subjected to a similar action before the judicial authorities where such person was incorporated, registered, established or its commercial activities are based or carried out.

MBSA means; the current Main Banking Services Agreement made by and between the Bank and the Borrower as a framework agreement on provision of the services specified in ssid agreement by the Bank;

CBRT means; The Central Bank of the Republic of Turkey;

TL means; the official currency of the Republic of Turkey;

Taxes means; all types of immediate and future accruals, deductions, withholdings, compulsory advances and stoppages to be paid by the relevant person, including the Resource Utilization Support Fund, Banking and Insurance Transactions Tax, income tax, and other similar taxes, withholdings and deductions, whatever their substance or form is, and their interests and penalty charges and all other payments to be made by that person as such; (The terms “Tax” and “Taxation” shall be interpreted according to this Tax definition herein).

1.02  Interpretation Rules: In this Agreement; unless there is a contrary provision;

(a)  Any reference to the Borrower shall also include the Borrower’s successors or assignees if relevant.

(b)  References to the clauses or schedules shall be deemed to be made to the clauses or schedules of this Agreement.

(c)  References to any agreement, deed or other similar documents (including this Agreement and its Schedules) shall be deemed to be made to that agreement, document or similar instruments as amended, supplemented, substituted, rearranged or novated from time to time.

(d)  References to any law, rule, regulation or legal documents shall also include such laws that may amend, modify or re-enact or replace them from time to time.

(e)  References to specified time of day shall be defined by considering the official hours of the Republic of Turkey.

(f)  Words in the singular form shall be construed to include the plural and words in the plural shall be construed to include the singular.

(g)  Accounting terms shall be interpreted according to the Accepted Accounting Principles.

(h)  Words referred to in the MBSA, unless otherwise stated to the contrary in this Agreement, shall have the meanings defined in the MBSA.

MADDE II MİKTAR VE KREDİ KOŞULLARI	ARTICLE II CREDIT AMOUNT AND CONDITIONS

2.01 Kredi Kullanım Talebi:	2.01 Credit Utilization Request:

Kredi Alan, işbu Sözleşme çerçevesinde kredi kullanmak İstediği taktirde, bu yöndeki yazılı talebini (“Kredi Kullanım Talebi”) asgari 3 (üç) İş Günü önce, kullanmayı talep ettiği gün ve miktarı da belirtmek suretiyle, Bankanın ilgili şubesine iletir.

Bu kapsamda Kredi Alanın cari hesap şeklinde İşleyen bîr kredi veya vadeli bir kredi talep etmesi halinde Taraflai) işbu Sözleşmede belirlenen koşul ve hükümler dairesinde, îmza Tarihinden itibaren Sözleşme Süresi boyunca geçerli olmak üzere, azami toplam tutarı Bankanın kredi tahsis etmeye yetkili organı tarafından belirlenecek tutarda bir kredi kullandırma amacıyla, ilgili Ek Sözleşmeyi akdederler.

2.02  Kredî Kullanımı: Kredi Alanın Kredi Kullanım Talebini müteakip, 3. maddede yer alan ön şartların tam ve eksiksiz yerine getirilmesi kaydıyla ve Bankanın kredi tahsis etmeye yetkili organlarının söz konusu Kredi Kullanım Talebini uygun görmesi halinde, Kredi Alanın kullanımına tahsis edilen kredi tutarı, Kredi Alanın Bankanın ilgili şubesi nezdindeki ilgili hesabına, Krödi Kullanım Talebinde belirtilen îş Gününde Ve mesai saatleri içinde kredilendirme suretiyle yatırılır.

Kredi, Tarafların mutabakatıyla Kredi Limiti dahilinde

kalmak şartıyla ve bu hususta ilgili mevzuatın izin verdiği ölçüde,farklı para bîrimindende kullandırılabilir.

2.03  Kredi Limiti: İşbu Sözleşme kapsamında, Kredi Alana kullandırılacak ilgili kredinin tutan (“Kredi Limiti”), Taraflarca akdedilen ilgili Ek Sözleşmede belirlenir. Bu kapsamda, Kredi Alana Banka tarafından kullandınlan toplam Kredi Limiti hesaplanırken Kredi Alanın Banka ile akdetmiş olduğu tüm Ek Sözleşmeler dikkate alınır.

2.04  Kredi Limitinin Değiştirilmesi:

İşbu Sözleşme ve sair Finansman Belgeleri akdedilmiş ve/veya teminatlar tesis edilmiş olsa bile Banka, Kredi Alan ve Risk Grubuna kullandırılan toplam kredinin mevzuatta öngörülen sınırlamaları aşması. Kredi Alanın mali durumunun Potansiyel Temerrüt yaratacak şekilde değişmesi, Kredi Limitinin tahsisi için Banka tarafından talep edilen mevcut teminatların değer kaybetmesi veya herhangi bir surette teminatsız kalınması üzerine ek teminat talebinin Kredi Alan tarafından yerine getirilmemesi dahil herhangi bir haklı sebebin varlığı halinde, herhangi bîr bildirîmde bulunmaksızın ilgili cari hesap şeklinde işleyen kredi için tahsis edilmiş Kredi Limitini tamamen veya kısmen kullandırmamaya, azaltmaya, dondurmaya veya İptal etmeye yetkili olup, böyle bir durumun gerçekleşmesi halinde, bu hususu derhal Kredi Alana bildirir.

Kredi Alanın talep etmesi ve Bankanın kredî tahsis etmeye yetkili organları tarafından uygun bulunması halinde Kredi Alanın mevcut Kredi Limiti, ilgili Ek Sözleşmenin imzalanması suretiyle artınlabllir.

The Borrower, if wishes to utilize a credit facility pursuant to this Agreement, shall submit its request in writing thereof (the “Credit Utilization Request”) at least 3 (three) Business Days in advance to the relevant branch of the Bank by also indicating the amount and the date it wishes to borrow.

In this context, if the Borrower wishes to utilize a term loan or an overdraft facility; the Parties, in accordance with the terms and conditions stipulated in this Agreement, shall execute the relevant Supplementary Agreement, as to be valid from the Signature Date to the Term of the Agreement for the utilization of a credit at an amount of which its maximum total amount is to be determined by the Bank’s authorized body to allocate credit.

2.02  Credit Disbursement: Following the Credit Utilization Request of the Borrower, provided that all preconditions defined in Article 3 are fully met and such Credit Utilization Request is deemed appropriate by the Bank’s authorized bodies to allocate credit; the credit amount allocated for the usage of the Borrower shall be deposited, through credit facility, to the Borrower’s relevant account in the relevant branch of the Bank on the Business Day designated in the Credit Utilization Request within the working hours.

The credit, upon the mutual agreement of the Parties, may also be disbursed in a different currency to the extent permitted by the relevant legislation, as long as it slays within the Credit Limit.

2.03  Credit Limit: The relevant credit amount to be granted to the Borrower under this Agreement (the “Credit Limit”) shall be determined in the relevant Supplementary Agreement executed by the Parties, in this context, all Supplementary Agreements executed by the Borrower with the Bank shall be taken into account in calculating total Credit Limit disbursed by the Bank to the Borrower.

2.04  Changing Credit Limit:

Even if this Agreement and other Financing Documents were executed and/or collaterals were established; in case of the presence of a good cause, including; total credit amount disbursed to the Borrower ana Risk Group exceeds the limits set forth in the legislation, the financial position of the Borrower changes in a manner to lead a Potential Event of Default, the current value of the collateral requested by the Bank for the allocation of Credit Limit is depredated or the loan becomes undersecured and .the Borrower fails to fulfill additional collateral request; the Bank shall be entitled to not to disburse or to reduce, suspend or cancel the relevant Credit Limit extended for an overdraft facility granted to the current account, either in whole or in part, without any notice, and, shall immediately inform the Borrower in respect thereof upon the occurrence of such a situation.

The Credit Limit of the Borrower may be increased, upon request of the Borrower and subject to the approval of the Bank’s authorized bodies to allocate credit, by signing the relevant Supplementary Agreement

2.05  Faiz:

Aksi açık olarak belirtilmediği sürece, işbu Sözleşme çerçevesinde Kredi Alana kullandırılan krediler 1 (bir) yıl - 360 gün hesabıyla, Kredi Alanın fiilen kredilendirîldiğî günler üzerinden hesap edilecek şekilde faîzlendirilîr. Faiz belirlenirken gün hesabında, ilgili kredinin Kredi Alanın hesabına geçtiği gün ve ödeme günleri nazarı dikkate alınır.

Her bir cari hesap şeklinde işleyen kredi için uygulanacak kredi faiz oranı söz konusu kredinin fiilen kullanıldığı tarihte Banka tarafından fiilen uygulanan cart kredi faizi oranıdır.

Her bir vadelî kredi İçin uygulanacak kredi faiz oranı ise esas olarak ilgill kredi için akdedilen Ek Sözleşmede belirlenir. İlgili Ek Sözleşme ile herhangi bir faiz oranı tespit edilmediği taktirde, söz konusu vadeli kredinin feizi, fiilen kullanıldığı tarihte Banka tarafından vadeli kredilere uygulanan en yüksek cari kredi faizi oranı olacaktır.

Bu Sözleşme tahtında tahsis edilen kredilere ve hesaplara, ilgili mevzuata uygun olarak bileşik faiz yürütülür. Faizler, aksi kararlaştırılmış olmadıkça gider vergisi de dahil her türlü Vergi, komisyon ve fonu ile birlikte, her yıl 31 Mart, 30 Haziran, 30 Eylül, 31 Aralk tarihlerinde tahakkuk ettirilerek, diğer masraflarla birlikte nakden tahsil edilir ya da Bankanın uygun görmesi halinde Kredi Alanın hesabına borç olarak kaydedilir, Kredi Alanın kredinin kullanılması île ilgili hesabının belirtilen dönemler arasında açılması halinde, föiz, gider vergisi, fon vs. tahakkuku ilk devre sonunda yapılarak bilahare yukarıdaki esaslar dahilinde sürdürülür.

2.06  Komisyon ve Ücretler:

Kredi Alan, ticari senetler, hisse senetleri ve tahvillerin üzerinde yazılı değerleri ile diğer teminatların ekspertiz değerleri üzerinden veya ilgili mevzuata uygun şekilde hesaplanacak her türlü komisyonlar ve gider vergileri dahil sair Vergiyi, işbu Sözleşme ve ilgili kredilerin teminatı olarak tesis edilecek her türlü teminatla ilgili işlemlerin gerektirdiği her türlü masrafları, ekspertiz ücretlerini, mevcut ve ileride konulacak her ne nam altında olursa olsun her türlü Vergi, resim, harç ile herhangi bir yaptırım uygulanması halinde bunlara ilişkin cezaları nakden veya hesaben öder. Banka, işbu Sözleşme gereğince açılacak kredi hesapları ile birlikte diğer her türlü hesaplarda, yetkili merciler tarafından tespit olunan veya sonradan değiştirilecek azami hadleri geçmemek kaydıyla, Kredi Alana İlan veya ihbar ederek tayin edeceği oranlarda yahut faiz hadlerinin serbest bırakılması halinde Bankanın tespit ettiği ve edeceği faiz, komisyon, gider vergisi ve faiz farkı iade fonu kesintisi uygular.

Masraflar, giderler ve Vergiler ya da benzeri kalemler ile ilgili yapılacak ödemeler tahakkuk ettikleri para birimi üzerinden yapılacaktır.

Kredi Alan, herhangi bir kredi için Banka ile akdedeceği ekte belirlenen Kredi Limitini kullanım süresi içinde kısmen veya tamamen kullanmaması halinde, Bankanın bu durum nedeniyle oluşan zararlarını karşılamak amacıyla Banka tarafından kendisine bildirilecek tutarda bir komisyonu Bankaya öder. Kredi Alan, işbu Sözleşme ile ödemeyi taahhüt ettiği gider vergisini Bankanın vergi dairesine yatırmadan talep ve tahsile hakkı olduğunu, temerrüt oluşması halinde temerrüt sebebiyle kendi aleyhine takip ve dava açılması halinde de gîder vergisini ilgili vergi dairesine ödemeden takip ve davada Bankanın kendisinden talep edebileceğini kabul eder.

2.05  Interest:

Unless explicitly stated otherwise; credits utilized by the Borrower under this Agreement shall accrue interest on the basis of 1 (one) year of 360 days, by computing over the actual number of days the Borrower is credited. In determining the number of days for computing interest, the date such credit Is deposited to the Borrower’s account and the days of payment shall be counted.

The credit interest rate to be applied for each current account overdraft facility shall be the current interest rate actually applied by the Bank on the date such credit was actually utilized.

The credit interest rate to be applied for each term loan shall be determined basically in the Supplementary Agreement executed for the relevant facility. In case the Supplementary Agreement does not specify any interest rate, then the interest rate of such term credit shall be the highest current interest rate applied by the Bank to the term credits on the date such credit was actually utilized.

Credits and accounts allocated under this Agreement shall accrue interest on a compound basis in accordance with the relevant legislation. The interest amounts, unless decided otherwise, shall be accrued on 31 March, 30 June, 30 September and 31 December together with all taxes. Including the excise tax, commissions and funds and shall be collected in cash with other costs, or shall be debit to the Borrower’s account if deemed appropriate by the Bank. If the Borrower’s account related to the credit utilization is opened between the specified periods, then the interest, excise tax, fund, etc. shall be accrued at the end of the first period and processed in accordance with the aforesaid principles afterwards. -

2.06  Commissions and Fees:

All commissions and miscellaneous taxes, including the excise tax, to be calculated over the values written on the commercial papers, equity stocks and bonds and the appraisal values of other collaterals or in accordance with the legislation; all costs, appraisal fees to be incurred in relation to any collateral that must be established as the security of this Agreement and other related loans, and all type of taxes, dues, charges that are immediate or will be levied in future, and in case of any sanctions, all penalties arising in respect there of, shall be paid by the Borrower either in cash or on account. An interest, commission, excise tax and interest rate difference refund withholding shall be applied by the Bank on the credit accounts and also on all other accounts to be opened pursuant to this Agreement at the rates to be specified by the Bank and announced or notified to the Borrower provided that these rates shall not exceed the maximum rates determined or to be revised thereafter by the authorized bodies, or if the interest rates are allowed to be set free, at the rates determined and will be determined by the Bank.

Payments in connection with the costs, expenses and taxes or other similar items shall be made in the currency they were accrued. Should the Credit Limit determined in the supplementary agreement to be executed with the Bank for any credit facility fail to be utilized by the Borrower either in whole or in part within its utilization period; the Borrower shall pay the Bank a commission at an amount to be informed to itself by the Bank to compensate any losses the Bank might incur in respect thereof.

Banka, faiz ve komisyon oranını, Kredi Alana ihbar veya Bankanın internet sitesinde, şubelerinde ilan ederek mevzuatın izin verdiği en yüksek orana çıkarmaya yetkilidir.

Kredi Alan, Banka tarafından kendisine tebliğ edilecek hesap özetlerine, buniarı aldığı tarihten itibaren 1 (bir) ay içinde noter aracılığı ile itiraz etmediği takdirde, bu hesap özetlerin muhtevasını kabul etmîş sayılır.

2.07  Geri Ödeme:

Kredi Alan, işbu Sözleşme İle kullandığı her bir vadeli krediyi söz konusu kredi için akdedilen Ek Sözleşmede belirtilen vadelerde ödemeyi kabul eder. Ödemeler, Ek Sözleşmede aksi belirtilmedikçe belirlenen tarihlerde, mesai saati İçinde ve kredinin kullanıldığı para birimi üzerinden nakden yapılacaktır. Kredi Alan tarafından, Kredinin kullandırıldığı para biriminden farklı bir para birimi üzerinden geri ödemesinin talep edilmesi durumunda Banka, geri ödeme tarihinde Bankanın ilgili döviz alış kurunu ve işlem gerektirdiği takdirde döviz satış kurunu dikkate alarak para dönüşümünü yapar. Kredi Alan tarafından yapılacak ödemeler (anapara, feiz, masraflar veya diğerleri) herhangi bir mahsup yapılmadan ve hiç bîr şarta tabi olmadan gerçekleştirilecektir. Yapılan geri ödemeler, Bankanın kabulü halinde yeniden kredi olarak kullanılabilir.

Kredi Alan, İşbu Sözleşme ile kullandığı cari hesap şeklînde işleyen kredileri ise, ilgili kredinin vadesini geçmemesi koşuluyla Bankanın geri ödeme talebinin kendisine ulaşmasını izleyen 1 (bir) gün içinde nakden ve tamamen geri öder. Cari hesap şeklinde işleyen kredi olarak kullandırılan gayri nakdi krediler karşılığı nakit tutarların da asgari yine ilgili kredinin vadesini geçmemesi koşuluyla aynı süre içinde Bankaya teminat olarak teslimi şarttır.

Kredi Alan, ilgili krediyi işbu madde çerçevesinde belirlenecek son geri ödeme tarihinde tüm ferileri ile birlikte tamamen geri ödeyecektir. İlgili kredi İçin tespit edilmiş olan son ödeme tarihi bir İşgünü değil ise, bu tarih bir sonraki İşgünü olarak, eğer bîr sonraki işgünü başka bîr takvim ayına sarkıyor ise bîr önceki İşgünü olarak kabul edilir.

Kredi Alan, Bankayı yukarıda belirtilen kredilerin geri ödemelerinin yapılması için kendisine ait hesapları kullanmak konusunda yetkilendirir. Bu çerçevede Banka mümkünse önceden ve her halükarda işlemin gerçekleştirilmesini müteakip derhal Kredi Alana bildirimde bulunmak kaydıyla, Kredi Alan tarafından zamanında yapılmayan ödemeleri gerçekleştirmek maksadıyla Kredi Alanın vadesiz hesaplarındaki paraları mahsup etmek, vadeli hesaplarını vadesiz duruma getirmek, her ne şekil ve surette elinde bulunduğu önem taşımaksızın Kredi Alana ait menkul kıymet, kambiyo senedi ve tahvilat ile kıymetli madenleri satmak, bunların nakde tahvil olan bedellerini ve Kredi Alanın sair nakdini alacaklarını tahsil etmek maksadıyla hapis, takas ve mahsup edebilmek hakkını haiz olacaktır. Yine bu çerçevede olmak üzere Kredi Alan, işbu Sözîeşme gereğince verilen veya verilecek olan her türlü teminatların, hak ve alacaklann, mevduat hesaplan, bloke hesapları, nakit, esham, tahviller ile emanet veya serbest depo suretiyle verilen emtia ve emtiayı temsil eden belgeler, konşimentolar, tahsile verilen senetler, çekler ve sair tüm kıymetli evrak üzerinde Bankanın en geniş şekilde ve ayrıca İhbar gerekmeksîzin takas ve hapis hakkı ile

The Borrower accepts that the Bank shall be entitled to demand and collect the excise tax that the Borrower undertakes to pay under this Agreement without paying it to the tax office; and, in case of any default, if a proceeding and a lawsuit are initiated against the Borrower due to such default, the Bank may also request the excise tax from the Borrower during the proceeding and lawsuit without paying it to the relevant tax office.

The Bank shall be entitled to increase its interest and commission rates to the highest level to the extent permitted by the legislation by informing the Borrower or announcing on the internet page and at the branches of the Bank.

The Borrower shall be deemed to have accepted the entire content of the account statements to be served to itself by the Bank unless no objection has been raised through a notary by the Borrower against these account statements within 1 (one) month after the date of receipt of these statements.

2.07  Repayment:

The Borrower accepts to pay each term loan that it has utilized under this Agreement on the due dates designated in the Supplementary Agreement executed for such loan. The payments, unless otherwise stated In the Supplementary Agreement, shall be made in cash on the designated dates, within the work hours and in the currency of the loan. If the Borrower wishes to make the payment in a currency different than the currency of the loan, the Bank makes the currency conversion on the repayment date by taking the Bank’s relevant foreign exchange buying rate, and, If the transaction necessitates, the foreign exchange selling rate, into consideration. The payments to be made by the Borrower (principal amount, interests, costs and others) shall be without being subject to any condition and offeet Amounts subject to the early ayments can be re-borrowed upon approval of the Bank.

The Borrower shall pay the current account overdraft facilities it has utilized under this Agreement in cash and in full within 1 (one) day after the date of receipt of the Bank’s request ror repayment on condition that it shall not exceed the due date of such facility. The cash amounts corresponding to the non-casn loans granted as a current account overdraft facility are also required to be provided to the Bank as collateral at feast within the same time period again on condition that It shall not exceed the due date of such facility. *

The Borrower shall repay such loan In full on the last payment date to be determined pursuant to this clause together with all accessory obligations thereof. If the last payment date determined for such loan fells on a non-Business Day, this date shall be deemed to be the next Business Day, and If the next Business Day falls on another calendar month, it shall be deemed to be the previous Business Day. The Borrower shall authorize the Bank to make use of its own accounts to affect the repayments of the aforesaid loans. In this context, the Bank, to collect the payments that are failed to be made by the Borrower on time, is entitled to offset the funds in the deposit accounts of the Borrower, to convert its time deposit accounts to deposit accounts, to sell the securities, borçlu cari hesaptan alacaklı cari hesaba da dahil olmak  üzere her türlü vlrman yetkisi olduğunu; sayılanlarla sınırlı olmamak üzere Banka yeddindeki tüm kendisine ait mal varlığının mevcut ve ileride doğabilecek Banka alacaklarına karşı teminat teşkil ettiğini ve bu sebeple de rehinli olduğunu kabul eder. Bunlardan senet tahsili, ortaklık paylarının temettü veya bedellerinin alınması, tahvillerin itfosı, kuponların tahsili, rehinlerin paraya çevrilmesi, sigorta tazminatı, kamulaştırma bedeli alınması şeklinde veya her ne şekilde olursa olsun elde edilecek bedeller île rehinli hisse senedi ve tahvillerin yerini alan yeni senet ve tahviller üzerinde de Banka yukarıdaki hak ve yetkilere sahip olacak ve Bankanın rehin ve hapis hakkı devam edecektir. Kredi Alan, ayrıca lehine gelmiş olan havalelerin kendisine ihbarda bulunmadan önce Banka tarafından kabul ve hesabına alacak kaydedilmesini; havale tutarI üzerinde Bankanın rehin hakkının ve mahsup yetkisinin bulunduğunu da kabul eder.

Yukarıdaki paragrafta sayılan işlemlerin yapılması, İlgili hesapların bakiyelerinin aynı para cinsînden olup olmamasıyla alakalı değildir ve bu İşlem için kendisine burada bu yetki tanınmış olan Banka o tarihte geçerli olan ve uyguladığı kurlarla gerekli efektif ve döviz hareketlerini ve para dönüşümlerini yapmaya yetkili kılınmıştır.

2.08  Erken Geri Ödeme:

Kredi Alan tarafından kullanılan Krediler, ilgili kredi İçin akdedilen Ek Sözleşme île belirlenen özel erken geri ödeme şartları varsa bunlara aykırı olmamak kaydıyla, Bankaya asgarî 10 (on) gün önceden, herhangi bir tereddüde mahal vermeyecek şekilde yazıiı oiarak bildirimde bulunmak ve ilgi ekte belirtilen erken geri ödeme komisyonunu ödemek kaydıyla, erken geri ödenebilir.

Aksi Banka tarafindan açık olarak kabul edilmedikçe, erken geri ödeme yapılacak tutar, ödeme gününe kadar tahakkuk etmiş olan faiz, komîsyon, vergi, fon, harç, masraf ve sair tutariar ile birlikte ödenmelidir.

2.09  Ödemelerin Sırası ve Dağılımı: Kredi Alanın yükümlükleri ile bağlantılı olarak İşbu Sözleşme, ekleri ve diğer Finansman Belgeleri çerçevesinde ödenen veya alınan meblağlar, vadesi gelen meblağlardan daha az ise, Banka söz konusu meblağı İlk önce ödenmemiş herhangi bir Vergi, resim, harcın tazmini için; ikinci olarak Bankanın ödenmemiş giderlerinin tazmini İçin; üçüncü olarak

ödenmemiş faiz için; dördüncü olarak ödenmemiş anapara için; beşinci olarak Finansman Belgeleri çerçevesindeki diğer meblağlar İçin kullanacak ve ödemeler bu sıra dahilindeki borçların ifâsı İçin yapılmış sayılacaktır.

Kredi Alan Faiz ve giderleri vadesinde Ödemede gecikmemiş ise, kısmen yaptığı ödemelerin sırası ve dağılımında 6098 sayılı Borçlar Kanunu’nun ilgili maddeleri dikkate alınır.

2.10  Kredilerin Kullanım Amacı: İşbu Sözleşme çerçevesinde Kredi Alana kullandırılacak krediler İlgili Ek Sözleşmede belirlenen amaçlar çerçevesinde kullanılacaktır. İlgili Ek Sözleşmede bu hususta bir hüküm olmaması halinde kullandırılacak kredinin Kredi Alanın işletme finansman ihtiyacı için, kullandırıldığı kabul edilecektir.

bills of exchange, bonds and precious metals owned by the  Borrower regardless of their form and manner, and has the right of retention, setoff and exchange such amounts converted into cash and other cash of the Borrower for the purpose of collecting its receivables in respect thereof, by informing the Borrower, if possible, in advance but in any event immediately after completion of the transaction. Again in this context; the Borrower accepts that the Bank has the right of retention and setoff in the widest sense and without need of further notice on all type of collaterals, rights and receivables, deposit accounts, blocked accounts, cash, stocks, bonds, commodity and documents representing commodity given for safekeeping or as free deposit bills of lading, bills sent to collection, cheques and all other commercial papers; and shall also have the right to make all types of virement, also including the transfers from the current overdraft account to the current receivable account; but not limited to the foregoing; all the assets of the Borrower holding by the Bank shall constitute security for the current and future receivables of the Bank and pledged in respect thereof. The Bank shall also have the aforementioned rights and powers on the proceeds to be received from the collection of bills, the receipt of dividends or consideration of the partnership shares, redemption of bonds, collection of coupons, converting pledges to cash, insurance reimbursement, and expropriation compensation, or by any means, and the Bank’s rights of retention and pledge shall remain accordingly. In addition, the Borrower also accepts that, the remittances sent to its favor can be accepted and credited to its account by the Bank without any notice; and the Bank shall have the rights of pledge and retention on the remittance amount.

Conducting the foregoing transactions shall be irrespective of whether the’balances of the relevant accounts are at the same currency or not; and the Bank empowered hereunder to conduct this transaction shall be authorized to perform the necessary effective and foreign currency movements and currency conversions by using the exchange rates it applies on the date of the transaction.

2.08  Early Repayment:

Credits used by the Borrower can be paid early by giving at least 10 (ten) days’ advance notice to the Bank in writing without causing any uncertainty and by paying the early payment commission set out in the relevant schedule provided that it shall not contradict wlth the specific early payment conditions, if any, that are specified in the Supplementary Agreement executed for the relevant credit facility. Unless the contrary is explicitly agreed upon by the Bank, the early payment amount must be paid together with all interest, commission, taxes, funds, dues, charges and other amounts that have been accrued until the payment date.

2.09  Order and Allocation of Payments: In connection with the obligations of the Borrower; if the amounts paid or borrowed under this Agreement, its schedules and other Financing Documents are less than the amounts due, the Bank shall use such amounts first for the collection of unpaid Taxes, dues and charges: secondly for the collection of unpaid expenses or the Bank; thirdly for the

Kredi Alan tarafından kullanılan kredi, söz konusu krediye ilişkin ekte açık olarak belirtilmiş olmadıkça hiç bir şekilde (t) türev işlemlerin finansmanı için ve/veya (il) mevcut kredilerin tasfiyesi maksadıyla kullanılamaz,

2.11  Döviz Cinsînden Kullandırılan Kredilere İlişkin Hükümler: Kredi Alan, gerek Türk Parası Kıymetini Koruma Kanunu, gerekse dış ve iç işlemler ile ilgili hususları düzenleyen ve/veya düzenlenecek olan her türlü yasa, kararname, yönetmelik, tebliğ, mevzuat ve sair hükümleri uyarınca, yerine getirmesi gerekli bilcümle yükümlülüğünü, Bankanın hiçbir ihtar ve/veya uyarısına gerek kalmadan yerine getirir ve bunlara uyumamasından doğan her türlü sorumluluk kendisine aittir.

Banka, tahsis ettiği ihracat ve diğer krediler nedeniyle TCMB’ye reeskont için müracaat edilmesini gerekli gördügünde, Kredi Alan derhal reeskont için gerekli belgeleri ve reeskont bonolarını Bankanın ilk talebinde temin eder.

İşbu Sözleşme ile açılan kredinin tamamı veya bir kısmı şimdi veya ileride veya muamelenin kısmen herhangi bir safhasında veya bölümünde, dövizle ilgili bir muamele içinde kullanıldığı takdirde (ithalat, ihracat, teminat mektupları, havale, döviz mevduatı, döviz karşılığı krediler, efektif, çek kabul kredisi vs, gibi her nev’i kambiyo ve döviz muameleleri) işbu Sözleşmenin diğer bölümlerindeki özel hükümlerinden ek olarak Kredi Alan; (i) Bankanın ayrı bir bildirimini beklemeden, Türk ve yabancı memleket kambiyo mevzuatının mevcut veya ileride yürürlüğe girecek şartlanna, bu konuda ilgili merciilerden alınacak talimatlara uymayı ve gereklerini derhal yerine getirmeyi, bunu yapamadığı takdirde kendisini temsilen Bankanın, muameleyi her safhasında dilediği şekilde iptal etmeye veya değiştirmeye hakkı bulunduğunu, (II) Türkiye ve yabancı memleketlerde tahakkuk edecek bütün komisyonları, masrafları, tazminatları, faizleri, vergileri, kur farklarını vs. ödemeyi veya dövizlerin transferlerinin yapılmaması dolayısıyla ilgililerin talep edecekleri masrafları, bizzat Bankanın kendi masraflarını, Bankanın veya muhabirlerinin arbitraj masraf ve farklarını ödemeyi kabul eder.

unpaid Interest amount; fourthly for the unpaid principal amount; fifthly for the other balances arising out of the Financing Documents; and the payments shall be deemed to have been made for the amortization of debt as per this order.

If the Borrower has not delayed the payment of interest and expenses by their due dates; the relevant articles of the Turkish Code of Obligations No. 6098 shall be taken into account for the order and allocation of the partial payments made by the Borrower.

2.10  Utilization Purposes of Loans: Loans to be made available to the Borrower within the scope of this Agreement shall be used solely for the purpose as specified in the relevant Supplementary Agreement. In case of absence of a provision in the relevant Supplementary Agreement in respect thereof, the loan to be made available shall be deemed to be used for the working capital needs of the Borrower.

Loan utilized by the Borrower, unless otherwise is explicitly stated In the schedule of such loan, shall be in no manner used for (i) the financing of derivative transactions, and/or (ii) the liquidation of existing loans.

2.11  Provisions Regarding Loans Utilized in Foreign Currency: The Borrower shall fulfill all its obligations that it is obliged to fulfill pursuant to both the Law Regarding the Protection of the Value of Turkish Currency and all of the laws, decrees, regulations, communiques, legislation and other provisions that stipulate and/or will stipulate the matters related to external and internal processes, without requiring any further notice and/or warning of the Bank; and all liability arising from the failure to fulfill these obligations shall belong to the Borrower. Whenever the Bank deems it necessary to make an application to the Central Bank of the Republic of Turkey for the rediscount in connection with the export and other loans it has extended, the Borrower shall immediately provide the rediscount bonds and the required documents for the rediscount upon the first request of the Bank.

If the full amount or a portion of the credit made available through this Agreement is used for any foreign currency related transaction (all types of foreign currency and exchange transactions such as imports, exports, letters of guarantee, remittance, foreign currency deposit account, foreign currency loans, cash, draft acceptance credit, etc.) at present or in future or at any stage or part of the transaction to a certain extent; the Borrower accepts that; in addition to the special provisions of the other sections of this Agreement, (i) it shall comply with the current or future provisions of the foreign exchange legislations of Turkey and foreign countries and the directives to be received from the relevant authorities and fulfill the requirements in respect thereof immediately without waiting for the Bank’s further notice; and if it fails in performing this, the Bank, on behalf of the Borrower, shall be entitled to cancel or change the transaction at any stage (ii) it shall pay all commissions, costs, indemnities, interests, taxes, currency differences, etc. to be accrued both in Turkey and in foreign countries, or the expenses to be charged by those concerned, the Bank’s own costs, and the arbitrage cost and differences of the Bank or its correspondents due to the failure to conduct the foreign currency transfers.

MADDE III ÖN ŞARTLAR	ARTICLE III CONDITIONS PRECEDENT

3.01  Temel Ön Şart: İşbu Sözleşme kapsamında kullanılacak kredinin temel ön şartı, Bankanın kredi tahsis etmeye yetkili organı tarafından ilgili mevzuat dairesinde, ilgili kredinin Kredi Alan tarafından kullanmasının kabul edilmesidir.

3.02  Kredi Ön Şartları: Kredi Alan, 3.01 maddesine ve (varsa) ilgili Ek Sözleşmede belirtllen ek olarak, herhangi bir kredinin kullanımının ön şartı olarak aşağıda belirtilen şartları sağlayacak ve bu şartların sağlandığını belgeleyen evrakları Bankayı tatmin edecek şekil ve içerikte Bankaya temin edecektir. Aksi halde Banka ilgili krediyi kullandırmakla yükümlü olmayacaktır.

(a)  Ilgili kredinin teminatını oluşturacak tüm teminatlar ile güvencelerin herhangi bir tereddüde mahal vermeyecek ve Bankayı tatmin eder şekilde tam ve eksiksiz òlarak tesis edilmesi ve bu kapsamda ilgili sözleşme ve sair dokümantasyonun Bankaya temin edilmesi;

(b)  Kredi Alanın tüzel kişi olması durumunda, bu kredinin kullanılması maksadıyla yetkili organlarının aldığı kararların Noter tasdikli suretlerinin Bankaya temin edilmesi;

(c)  Kredi Alanın kredi kullanımı ile yetkilendirdiği kişilerin bu yetkilerini ve örnek imzalarını gösterir imza sirküleri ve gerekiyorsa imza beyannamelerinin Noter tasdikli suretlerinin Bankaya temin edilmesi;

(d)  Yukarıda sayılan bentlere ek olarak, ilgili kredinin her bir kullanımı için aşağıda sayılan hususların Bankaya temin edilmesi;.

(i)  İlgili kredinin kullanım tarihi itibariyle Kredi Alanın yetkili temsilcileri tarafından imzalanarak Bankaya teslim edilmiş bulunan ve aşağıda anılan hususları teyit eden bir beyanname;

-İşbu Sözleşmenin IV Maddesinde ve varsa ilgili diğer Finansman Belgelerinde yapılan Beyan ve verilen Garantilerin yapıldığı tarihe kadar kredi kullanım tarihinde de doğru ve geçerli olduğu,

-Herhangi bir Temerrüt Durumu veya Potansiyel Temerrüt Durumu olmadığı ve bu halin devam etmediği yahut bu Kredinin böyle bir duruma meydan vermeyeceği,

(ii)  Bankanın kendi inisiyatifiyle belirlediği ve makul şartlar altında talep etmesi gereken tüm dokümantasyon, görüş ve onaylar:

3.01  Main Condition Precedent: The main precondition of the credit to be used under this Agreement is the approval of the Borrower’s authorized body to allocate credit within the scope of the relevant legislation for the usage of such credit by the Borrower..

3.02  Conditions Precedent to the Credit: The Borrower, in addition to those contemplated in Article 3.01 and in the relevant Supplementary Agreement (if any), shall fulfill the following conditions as the conditions precedent for the utilization of any credit and shall provide to the Bank the documents certifying the fulfillment of these conditions in form and substance satisfactory to the Bank. Otherwise the Bank shall not be liable for the utilization of such credit.

(a)  Establishment of all collaterals and guarantees that would act as security of such credit in a proper and complete manner to satisfy the Bank and not to cause any uncertainty; and presentation of relevant agreements and other documentation to the Bank in respect thereof;

(b)  If the Borrower is a legal entity; presentation of notarized copies of the resolutions taken by the authorized bodies of this entity for the utilization of such credit to the Bank;

(c)  Presentation of notarized copies of the signature circulars and, if necessary, signature declarations attesting the powers and signature specimens of those people authorized by the Borrower for the utilization of such credit;

(d)  In addition to the foregoing items; the below listed items should be presented in any disbursement of such credit;

(i)  A statement signed by the authorized signatories or the Borrower and submitted to the Bank as of the date such credit Is used which verifies the following issues;

-Declarations made and the Guarantees given in respect to Article IV of this Agreement and other relevant Financing Documents, if any, are also true and valid on the date of utilization,

-Neither any Event of Default or Potential Event of Default has occurred or be continuing nor the utilization of this credit would lead to such a situation

(ii)  All documentation, consents and opinions that are determined by the Bank at its own discretion and should be required under the reasonable circumstances.

MADDE IV BEYANLAR VE GARANTİLER	ARTICLE IV REPRESENTATIONS AND WARRANTIES

İşbu Sözleşme ve diğer Finansman Belgeleri uyannca Kredi Alan tarafından Bankaya verilen beyan, taahhüt ve garantiler İmza Tarihinde ve her bir kredi kullanım anında verilmiş kabul edilir ve bağlayıcılığı Sözleşme Süresi boyunca devam eder. İşbu maddede anılan tüm beyan ve garantiler kümülatiftir.

Ayrıca; (i) işbu maddede anılan mali raporlara yapılan her bir atıf, Kredi Alanın en son mevcut

All representations, warranties and undertakings given to the Bank by the Borrower pursuant to this Agreement and other Financing Documents shall be deemed to have been presented on the Signature Date and at the moment of any utilization, and they shall be binding throughout the Term of the Agreement. All representations and warranties provided hereunder shall be cumulative.

In addition; (i) any reference made in this article to the financial statements shall be deemed to have been made to the latest available financial statements mali raporlarına yapılmış olarak kabul edilecek ve (ii) İmza Tarihinden önceki bir tarihe ilişkin olarak yapılan beyan veya verilen taahhüt ve garantiler; yapıldığı tarihte ve işbu Sözleşmeden doğan tüm krediye ilişkin Kredi Alanın borç ve yükümlülükleri devam ettiği sürece de mevcut olacaktır.

Kredi Alan, (varsa) Ek Sözleşmede yer alanlara ek olmak ve aşağıda sayılanlarla sınırlı olmamak üzere;

(a)  Hak ve fill ehliyetine haiz olduğunu tabi olduğu mevzuatın gerektirdiği tüm gereklilikleri eksiksiz yerine getirdiğini ve halen faaliyetini hiçbir kısıtlama ve sınırlama olmaksızın yürütmekte bulunduğunu, bu çerçevede kendi aktiflerine sahip olma ve faaliyette bulunduğu işleri yapma hak ve yetkisinin tam olarak mevcut olduğunu;

(b)  İşbu Sözleşme, diğer Finansman Belgeleri ve sair dokümantasyondaki tüm borç ve yükümlülüklerini icra ve ifa etme yetki ve salahiyetinin herhangi bir şekilde kısıtlanmamış olduğunu;

(c)  işbu Sözleşme ve diğer Finansman Belgelerinin tanzimi, geçerliliği, icrası ve yürürlüğe sokulması ile ilgili olarak alınması gereken (kurumsal, resmi veya diğer) her türlü yetki, muvafakat, onay ve izinlerin eksiksiz alınmış ve yürürlükte bulunduğunu;

(d)  Borçlular hakkında Esaslı Olumsuz Etki yaratacak ve işbu Sözleşme kapsamında temerrüde götürecek bir Temerrüt Durumu veya Potansiyel Temerrüt Durumu, herhangi bir dava, tahkim prosedürü veya idari işlemin bulunmadığını; herhangi bir mahkeme, tahkim kurulu veya başka bir makamca kendisi aleyhine bu yönde bir karar verilmemiş veya hüküm alınmamış olduğunu;

(e)  Borçlular ile ilgili hiç bir Temerrüt Durumu veya Potansiyel Temerrüt Durumu meydana gelmediğini ve böyle bir durumun devam etmediğini;

(f)  Borçluların ticari faaliyetlerini veya bu faaliyetlerin bir kısmını yürütmek için gerekli olan tüm maddi aktiflerini kullanma konusunda elinde geçerli izinlerin bulunduğunu, bunları veya bunlardan faydalanma yahut kullanma hakkına sahip bulunduğunu ve ticari faaliyetlerini veya bu faaliyetlerin bir kısmını yürütmek için gerekli olan tüm imtiyazlari, onaylari ve yetkileri almış olduğunu, bu imtiyaz, onay ve yetkilerin halen yürürlükte bulunduğunu;

(g)  İşbu Sözleşmeyi akdettiği anda ve her bir kredi kullanım anında kendisinin tabi olduğu mevzuattaki tanımlar çerçevesinde tüm yükümlülük ve borçlarını ifa edebilecek ve/veya ödeyebilecek güce sahip olduğunu;

(h)  Imza Tarihinden önce veya Sözleşme Süresi boyunca Bankaya sunulan konsolide olan veya olmayan tüm mali beyanların ve ilgili tabloların; (i)  Onaylanmış Muhasebe İlkelerine uygun olarak hazırlanmış ve anılan İlkelere göre içermesi gereken fiili ve arızi tüm maddi yükümlülükleri içermekte olduğunu, (iii)  tanzim edildikleri tarih itibariyle mali durumunu gerçek ve doğru bir şekilde yansıttığını, (iii)  Bankaya veya temsilcilerine teslim edilmiş en yeni mali tablolar olduğunu ve düzenlenme tarihinden beri, kendisinin işlerinde veya mali durumunda, işletmelerinde veya mal varlıklarında hiçbir önemli olumsuz değişiklik veya makul şartlar altında önemli olumsuz bir değişikliğe yol açabilecek herhangi bir olay veya durum meydana gelmediğini kabul eder.

of the Borrower; and (ii) the representations made or the warranties and undertakings given on any date before the Signature Date shall be binding on the date they were made and as long as the Borrower’s liabilities and obligations arising out of this Agreement for all loans shall continue.

The Borrower, in addition to those contemplated in the Supplementary Agreement (if any) and including but not limited to those listed below, warrants that;

(a)  It has the right and legal capacity and carries out its business without any limitation and restriction and in full compliance with alI requirements imposed by the legislation to which it is subject; and has full power and authority to own its property and assets and to carry out its business as it is now being conducted;

(b)  Its power and authority to execute and perform all its liabilities and obligations under this Agreement, other Financing Documents and other documentation have not been restricted in any manner;

(c)  All requisite authorizations, consents, approvals and licenses (corporate, official or other) need to be obtained for the execution, validity, enforcement and enactment of this Agreement and other Financing Documents have been fully obtained and they are in force and effect;

(d)  No Event of Default or Potential Event of Default, any litigation, arbitration proceeding or an administrative procedure on the Borrowers that may lead to a Material Adverse Effect and cause any default under this Agreement shall have happened; and no decision or judgment have been made by an arbitration board or by another authority against them in this direction;

(e)  No Event of Default or Potential Event of Default in relation to the Borrowers has occurred and is continuing;

(f)  The Borrowers have valid licenses to make use of all their tangible assets required to carry out their commercial activities or a part of these activities, own these assets or the right to use or benefit from them and have obtained all requisite privileges, approvals and authorizations required to carry out their commercial activities or a part of these activities; and these privileges, approvals and authorizations are still in force and effect;

(g)  It has the capacity to perform and/or pay all its liabilities and obligations in accordance with the definitions in the legislation to which it is subject both from the moment of the execution of this Agreement and the utilization of any credit.

(h)  All consolidated and non-consolidated financial declarations and relevant tables submitted to the Bank prior to the Signature Date or during the Term of the Agreement; (i) have been prepared in compliance with the Accepted Accounting Principles and include all actual and incidental pecuniary obligations required to be included as per such Principles; (ii) are a true and accurate reflection of the financial position of the Borrower at the date of issue; (iii) are the most recent financial statements submitted to the Bank or its representatives, and there has been no material change or an event or situation which may lead to a material adverse change under reasonable circumstances on its own activities or financial position, its businesses or assets and properties as of the date of Issue.

MADDE V TAAHHÜTLER	ARTICLE V UNDERTAKINGS

Kredi Alan, işbu Sözleşme çerçevesinde, Sözleşme Süresi ye Banka tarafından kendisine kullandırılmış bulunan her cins ve nitelikteki kredinin devamı boyunca ve bu sebeple doğmuş gerek asıl alacak ve gerek feri alacak niteliğindeki herhangi bir Banka alacağı ödenmediği sürece, aşağıdaki taahhütleri yerine getirmeyi taahhüt eder.

5.01  Mevcudiyetini Sürdürme ve Varlıklarını Koruma: Kredi Alan, işbu Sözleşmeyi akdettiği tarihte mevcut olan iş ve işlemlerini bu tarih itibariyle mevcut hukuki yapısını koruyarak sürdürecek ve bu çerçevede varliklarını da koruyacak ve onları doğrudan azaltan yahut tüketen iş ve işlemleri icra etmekten kaçınacaktır.

5.02  İşlerini Mevzuata Uygun Olarak İcra Etme: Kredi Alan, faaliyetlerini icra ederken ve işlerini görürken, Kambiyo, kara para aklama ve vergi mevzuatı da dahil olmak üzere tüm meri mevzuata uygun olarak hareket edecek ve tutmakla yükümlü olduğu tüm defter ve kayıtlarını ve tüm faaliyetlerini tereddüde mahal vermeyecek şekilde eksiksiz ve doğru olarak tutacaktır. Belediyelere ödenenler ile özellikle teminat verilmiş mallara ilişkin olanlar da dahil olmak üzere tahakkuk etmiş tüm Vergiler zamanında ödenmiş olacak veya ödenecektir. Teminat verilmiş malların aynını etkiler şekilde İdare ile Kredi Alan arasında devam eden veya sürüncemeye bırakılmış bir vergi uyuşmazlığı olmayacaktır.

5.03  Raporlama Yapma: Kredi Alan, ilgili kredi için akdedilecek ekte farklı bir düzenleme bulunmadıkça, Bankayı tatmin edecek şekil ve içerikte aşağıdaki dönemsel raporları düzenlemekle ve bu maddede belirtilen süreleri aşmamak kaydıyla Bankaya teslim etmekle yükümlüdür.

(a)  Üç aylık raporlar: Kredi Alanın hesap dönemi içinde her 3 (üç) ayda bir bu 3 (üç) aylık dönemin bitmesini izleyen 60 (altmış) gün içinde; kullanılan kredilere ilişkin akdedilen ekte belirtildiği şekilde konsolide veya konsolide olmayan, denetlenmiş veya denetlenmemiş gerekli tüm ayrıntılara haiz ve muhasebe ilkelerine uygun olarak düzenlenmiş ara bilanço, kar zarar hesabı (bir önceki yılın aynı dönemi ile karşılaştırmalı olarak).

(b)  Yıllık raporlar: Kredi Alanın bir hesap döneminin bitmesini izleyen 120 (yüzyirmi) gün içinde; kullanılan kredilere ilişkin akdedilen ekte belirtildiği şekilde konsolide veya konsolide olmayan, denetlenmiş veya denetlenmemiş gerekli tüm ayrıntılara haîz ve muhasebe ilkelerine uygun olarak düzenlenmiş ara bilanço, kar zarar hesabı (bir önceki yıl sonuçlarıyla karşılaştırmalı olarak)

(c)  Temerrüt olmadığına ilişkin yazı: Her bir hesap dönemi içinde 3 (üç) ayda bir Kredi Alanın mali işlerinden sorumlu en üst yöneticisinin imzasını da içerir şekilde, bir Temerrüt Durumu veya Potansiyel Temerrüt Durumu olmadığını ve VII. maddede anılan mali taahhütlere tamamen uyulduğunu ifade eden Bankaya gönderilecek bir mektup. Bu mektubun her bir 3 (üç) aylık dönemin bitmesini izleyen 15 (onbeş) gün İçinde gönderilmiş ve Bankaya tebliğ edilmiş olması gerekir.

The Borrower, within the scope of this Agreement, undertakes to perform the following undertakings, throughout the Term of the Agreement and for so long as the credit in any type and substance provided to the Borrower By tne Bank continues and until any Bank receivable, either in the form of primary or secondary, arising out of or by that reason, is outstanding.

5.01  Maintenance of Existence and Protection of Assets: The Borrower shall maintain its legal status existing as at the date of this Agreement and protect its business and activities being conducted as of this date and shall also protect its assets and properties within this scope, and shall refrain from performing any act or transaction which will deplete them directly in respect thereof,

5.02  Performing the Works in accordance with the Legislation: The Borrower, in performing its activities and carrying out its works, shall act in accordance with all legislation in force, also including the foreign exchange, money laundering and tax legislation, and shall keep all its books and records it must maintain and all of its activities true, complete and accurate as to demonstrate in a manner not to create any uncertainty.

All accrued Taxes, also including those paid to the municipalities ana particularly for the assets given as security, should have been paid or will be paid on time. There should be no continuing or protracted tax dispute between the Administration and the Borrower in such manner that could affect the assets given as security.

5.03  Reporting: The Borrower, unless there is a different arrangement in the schedule executed for such credit, shall be obliged to issue the following periodic reports in form and substance satisfactory to the Bank and to deliver them to the Bank provided that the periods stipulated in this article hereof shall not be exceeded.

(a)  Quarterly reports: Interim balance sheet and profit and loss statements, either consolidated or unconsolidated, audited or unaudited, that issued in accordance with the accounting principles as to contain all requisite details on the form specified in the relevant schedule executed for the utilized credits, once every 3 (three) months in the accounting period of the Borrower within 60 (sixty) days after the close of each quarterly (three-month) period (in comparison with the same period of the previous year).

(b)  Annual reports: Interim balance sheet and profit and loss statements, either consolidated or unconsolidated, audited or unaudited, that Issued in accordance with the accounting principles as to contain all requisite details in the form specified in the relevant schedule executed for the utilized credits, within 120 (one hundred twenty) days after the close of an accounting period of the Borrower (in comparison with the results of the previous year).

(d)  Denetim Raporu: 5.03 maddesinin (b) bendinde anılan yıllık raporlarla birlikte 5.03 maddesinin (a) bendi uyarınca düzenlenmesi gereken üç aylık raporların da denetlenmesi öngörülmüş ise o raporlarla beraber, Bankanın uygun gördüğü bağımsız denetim şirketi tarafından düzenlenmiş tam denetim raporu. Bu rapor, düzenlenmesini takip eden 3 (üç) İşgünü içinde ve herhalde yıllık veya varsa ilgili üç aylık raporla birlikte teslim edilmelidir.

(e)  Dava vèya olağanüstü gelişme raporu: Kredi Alan tarafından kullanılan kredilere ilişkin olarak veya Kredi Alanın mal varlığının önemli bir kısmını yahut Bankaya verilen teminatları kısmen de olsa tehdit eder şekilde bir hukuki gelişmenin meydana gelmesi halinde bu gelişme, muhtemel sonuçları, alınması düşünülen tedbirler, Bankayı tatmin edecek ayrıntıda, söz konusu gelişmenin ortaya çıkmasını izleyen 24 (yirmidört) saat içinde derhal Bankaya raporianacaktır. Bu durumun bir Temerrüt Durumu veya Potansiyel Temerrüt Durumu oluşturup oluşturmadığına Banka münhasır takdirine göre karar verecektir.

(f)  Sair Bilgilendirmeler: Kredi Alan, Banka tarafından makul sure önceden bildirilmiş olması kaydıyla istenen tüm bilgi ve belgeleri Bankaya teslim eder.

5.04  Sigorta: Kredi Alan, sigorta edilebilir malvarlığı üzerinde, mali açıdan güçlü ve itibarlı sigortacılar ile geçmiş uygulamaları ile paralel ve Banka tarafından kabul edilebilir şart ve klozlarla, tüm risklere karşı, ilk kredinin kullanımından itibaren 7 (yedi) gün içinde ve Bankaya karşı herhangi bir kredi riski devam ettiği müddetçe yıllık olarak tam-risk sigortası yaptıracaktır. Banka bu sigorta poliçelerine dain-i mürtehin lehdar olarak dahil edilecektir.

Ayrıca Banka, işbu Sözleşme esaslan dahilinde tesis edilmesi ve verilmesi gerekli tüm teminatlarin, Kredi Alanın merhun olan ve olmayan aktiflerinin yangına, nakliye rizikosuna ve gerekli göreceği diğer her türlü rizikolara ve olağanüstü hallere karşı Bankanın kabul edeceği bir sigorta şirketine, Banka veya muhabiri lehine sigorta ettirilmesini; daha önce sigorta yapılmış ise buna ait poliçelerin dain-i mürtehin sıfatıyla kendisine devir edilmesini isteyebilir. Aynı şekilde, süresi biten sigortalann yenilenmesi ve sair bu çerçevedeki sigorta işlemlerinin ifası Bankaya tanınan bir yetkidir.

Banka, bu yetkinin kullanimamasından, sigorta miktarnın yetersizliğinden, sigortacının seçiminden dolayı hiçbir şekilde sorumlu tutulamaz.

Kredi Alan, yaptırılacak sigortaların prim vs. giderlerinin borcu olduğunu, sigortacının Bankaya ödeyeceği komisyon ile sigorta sözleşmesinden doğan tazminatın Bankaya ödeneceğini; ancak, tazminat tutarına İtiraz etmesi halinde kendisine verilen süre İçinde tazminat tutarını Bankaya ödediği takdirde sigorta poliçesinden doğan hakların kendisine devredileceğini; aksi halde, Bankanın tazminat tutarını tahsil etmeye yetkili olduğunu kabul eder.

(c)  Letter of No Default: A letter to be sent to the Bank once every 3 (three) months in each accounting period, as to be signed by the top executive officer responsible for the financial affairs of the Borrower, which certifies that no Event of Default or Potential Event of Default has occurred nor is continuing, and the financial undertakings contemplated in Article VII are fully complied with. This letter should have been sent within 15 (fifteen) days after the close of each three (3) month period and served to the Bank accordingly.

(d)  Audit Report: A full audit report Issued by the independent audit company accepted by the Bank together with the annual reports referred in paragraph (b) of Article 5.03 and the quarterly reports required to be issued pursuant to paragraph (a) of Article 5.03 if their audit is also contemplated herein. This report should be submitted within 3 (three) Business Days after its issuance and in any event together with the annual report or the respective quarterly report, if any.

(e)  Litigation or Extraordinary Development Report: In case of occurrence of a legal development of any manner with respect to the credits used by the Borrower or which may threaten a significant portion of the assets of the Borrower or even a part of the securities given to the Bank, this development shall be immediately reported to the Bank in detail satisfactory to the Bank together with its possible outcomes and the measures considered to be taken within 24 (twenty-four) hours after the occurrence of such development, Accordingly, whether this development constitutes or not constitute an Event of Default or a Potential Event of Default shall be determined by the Bank at its sole discretion.

(f)  Other Notifications: The Borrower shall submit all requested information and documents to the Bank provided that it is informed by the Bank within a reasonable time in advance.

5.04  Insurance: The Borrower shall have all-risk insurance on a yearly basis on its insurable assets with financially strong and reputable insurance companies in parallel with its past practices and in conditions and clauses acceptable to the Bank against all risks within 7 (seven) days after the utilization of first credit and so long as any credit risk towards the Bank is outstanding. The Bank shall be the loss payee beneficiary in these insurance policies.

In addition, the Bank is entitled to ask all securities required to be established and given within the scope of the principles of this Agreement and the pledged and unpledged holdings of the Borrower to be insured with an insurance company acceptable to the Bank against fire, transport risk and all other risks as it deems necessary and extraordinary situations in favour of the Bank or its correspondent; and if an insurance in respect thereof has been previously made, the Bank is entitled to ask such policies to be transferred to itself in Its capacity as loss payee. In the same vein, renewal of the expired insurances and execution of other insurance transactions in this scope shall be an authority entitled to the Bank.

Kredi Alan, sigorta şirketi ile tazminat konusunda çıkacak anlaşmazlıklar nedeniyle Banka tarafından dava açıldığı takdirde, masrafların tümünün kendisine ait olduğunu ve ayrıca Banka aleyhine sonuçlanması halinde Bankadan herhangi bir talepte bulunmayacağını kabul eder.

5.05  Çevresel Yükümlülüklere Uyma: Kredi Alan, Türkiye Cumhuriyetinde ve ilgili kredi için akdedilecek ekte belirtilmesi halinde ilgili yabancı ülkede cari mevzuat ve uluslararası mevzuat çerçevesinde yürürlükte olan (i) tüm çevresel lisans ve çevre yasa ve kurallarına uyacak, (ii) ilgili uygulamadan dolayı oluşan tüm masraflari ödeyecek veya ödetecek ve (iii) halihazırda ve daha sonra kendisine ait olan veya kendisi tarafından işletilen tüm gayrimenkul varlıklar üzerinde çevre yasa ve kuralları dolayısıyla Esaslı Olumsuz Etki yaratacak şekilde tasarruf hakkının sınırlandırılmasına yol açacak iş ve işlemlerde bulunmayacaktır.

Halihazırda ve kredilerinin devamı süresince kendisine ait olan veya kendisi tarafından kullanılan yahut bir şekilde tasarrufunda bulunan gayrimenkul varlıklar üzerinde herhangi bir tehlikeli madde üretmeyecek, kullanmayacak, işlemeyecek, depolamayacak, serbest bırakmayacak veya bu maddeleri tasfiyeye tabi tutmayacak, bu maddelerin nakledilmesini sağlamayacak ve üçüncü şahısların da bu tür davranışlarda bulunmasına müsaade etmeyecektir.

5.06  Teminat: Kredi Alan, Finansman Belgeleri tahtında doğmuş ve/veya doğacak anapara, faiz, temerrüt faizi, komisyon, ücret, masraf dahil bütün borç ve yükümlülüklerinin teminatı olarak, Banka tarafından uygun görülecek miktar; tutar ve nitelikte ve Banka tarafından kabul edilebilir şekil ve içerikte her türlü teminatı Banka lehine tesis etmeyi ve bu amaca uygun her türlü sözleşme ve belgeyi Bankaya temin etmeyi taahhüt eder.

Kredi Alan, yukarıdaki paragraf kapsamında, ilgili kredi için akdedilecek ekte belirlenenler dışında, ticari senetleri Bankaya rehin etmeyi taahhüt eder. Banka tahsil cirosu ile kendisinde bulunan senetlerin, sonradan teminat cirosu ile devrini istemeye yetkilidir. Bankaya verileceksenetlerdeki damga vergisi noksanı ve cezalarından, usulsüzlük, sahtekarlık, tahrifat ve benzeri hallerden dolayı her türlü sorumluluk Kredi Alana ait olacaktır. Kredi Alan, gerek kusurlu ve ayıplı senetlerin, gerekse vadelerinde ödenmeyen senetlerin bedellerini ilk talebinde Bankaya ödemeyi veya bunların yerine kabule şayan yeni senetler vermeyi kabul eder. Banka, senetleri protesto edip etmemek, kanuni takip yapıp yapmamak hususlarında serbest olup; Kredi Aİan, Bankanın bu yetkileri kullanmayarak senede bağlı hakların zamanaşımına uğraması nedeniyle doğabilecek her türlü talep hakkından feragat ettiğini kabul eder. Kredi Alan, gerek teminata gerekse tahsile verilen senetlerin, kaybolması veya ödeme yasağı konulması hallerinde, Bankanın hiçbir sorumluluğu olmayacağını, Bankanın iptal davası açıp açmamakta serbest olduğunu kabul eder.

The Bank shall not be held responsible in any manner for not exercising this authority, the insufficiency of the insurance amount and selection of the insurer. The Borrower accepts that; the costs, premium, etc. of the insurances to be made are its debts, the commission to be paid by the insurer to the Bank and the indemnity arising out of the insurance contract shall be paid to the Bank; however, if it objects to the indemnity amount, the rights arising from the Insurance policy can be transferred to itself provided that it pays the indemnity amount to the Bank within the given period of time; otherwise the Bank shall be entitled to collect the indemnity amount.

The Borrower accepts that; if a lawsuit is filed by the Bank because of any dispute arising with regard to the indemnify amount with the insurance company, all costs to be incurred in respect thereof shall be borne by itself, and it shall not make any claim from the Bank should such lawsuit be settled against the Bank.

5.05  Compliance with Environmental Obligations: The Borrower shall; (i) comply with all environmental licenses and environment law and regulations that are in force and effect within the frame of current legislation and international legislation in the Republic of Turkey and in the respective foreign country if it is specified in the schedule to be executed for the relevant credit; (ii) pay or cause to be paid all costs incurred as a result of such practice; and (iii) not conduct any act or transaction that may limit its right of disposal on all immovable properties that are currently owned and will be owned in future or are managed by itself as to create a Material Adverse Effect as a result of environment law and regulations.

The Borrower, at present and so long as the credits are outstanding, shall not produce, use, process, store, dispose any hazardous material on immovable properties that are owned by itself or used by itself or under its disposal in some way or shall not make such materials subject to any discharging process, shall not enable these substances to be transported and shall not allow third parties to engage in such type of actions.

5.06  Security: The Borrower undertakes to provide all types of security in favor of the Bank in form and substance acceptable to the Bank and at an amount, quantity and substance satisfactory to the Bank, as the collateral of all its liabilities and obligations including the principal, interest, default interest, commission, fees, costs incurred and/or to be incurred under the Financing Documents, and to provide all agreements and documents to the Bank appropriate for such purpose.

The Borrower, within tne scope of the foregoing paragraph, undertakes to pledge the commercial bills to the Bank, apart from those specified in the schedule to be executed for the relevant credit. The Bank shall be entitled to ask the bills endorsed to the Bank for collection to be subsequently transferred by endorsement as collateral.

Kredi Alan, Bankaya teminat veya tahsil için verilen senetlerin, Banka tarafından tahsil amacıyla muhabirine gönderilmesi halinde, muhabirin Banka tarafından seçileceği ve senet bedelinin tahsilini müteakip, bedelin Bankaya intikalinde herhangi bir gecikmeden dolayı Bankanın sorumlu olamayacağını kabul eder.

Kredi Alan, Bankaya teminata verilen senetlerin ödenmemesi nedeniyle Borçluları aleyhine kanuni takibe geçildiği takdirde, tüm masraflar ve avukatlık ücretlerinin ve bu senetlerdeki imzalardan herhangi birinin Borçlulara ait olmaması nedeniyle Banka aleyhine tazminata hükmedildiği takdirde bu miktarın da hesabına borç kaydedilmesini kabul eder.

Senetlere ait komisyonların hesabında, tevdi günü başlangıç alınacaktır. Vadesinde ödenmeyen senetlerden kanunen alınması mümkün olan gecikme komisyonu Bankaya ait olacaktır. Bu komisyonun Banka tarafından senet borçlusundan tahsil edilemeyen bölümü Kredi Alan tarafından Bankaya ödenecektir.

Banka, verilen ve verilecek senetleri dilediği anda, dilediği banka veya müesseseye reeskont ettirebilir. Kredi Alan, reeskonta verilen senet tutarını protesto veya ihbarname çekilmesine gerek olmaksızın senet hamiline veya Bankaya ödemeyi taahhüt eder. Bu reeskont işlemine ait her türlü faiz, komisyon, vergiler vs. masraflar da Kredi Alana ait olacaktır.

5.07  Teminat Açığı: Kredi Alan, Finansman Belgeleri tahtında doğmuş ve/veya doğacak her türlü borç, tüm ferileri ile beraber tamamen ödeninceye kadar, ilgili kredilerin teminatı olarak Banka lehine tesis edilmiş ve edilecek teminatların herhangi birinin değerinde düşüş olması durumunda, Bankanın yazılı talebi üzerine derhal, söz konusu teminat açığını gidermeyi kabul eder. Bu kapsamda, Banka tarafından uygun bulunan sair menkul veya gayrimenkul malvarlıkları üzerinde, Bankanın talep ettiği şekil, süre ve şartlarda ilave teminat sağlar. Aksi takdirde Bankanın ilgili krediler veya Banka nezdindekî tüm krediler, İşlemiş olan tüm faiz, ücret ve komisyonları ve Finansman Belgelerinde belirlenen diğer her türlü masraf, ücret, komisyonlar ile birlikte muaccel hale getirme ve ilgili kredilerin geri ödenmesini talep etme hakkını haizdir.

The Borrower shall be fully responsible for any deficient stamp duty and its penalties on the bills given to the Bank as well as any irregularities, forgery, falsification or alteration and any other similar occasions in respect thereof. The Borrower accepts to pay any balance of the defective and faulty bills and of those unpaid at their due dates to the Bank upon its first demand or to provide acceptable new bills in lieu of such bills. The Bank shall be free to decide on issues as to whether to issue a protest or initiate a legal action against such bills; and if the Bank does not exercise these powers, the Borrower accepts to waive all its claim rights which may arise as a result of the prescription of the rights associated with such bills. The Borrower also accepts that, if such bills given either as collateral or for collection are lost or banned from payment, the Bank shall bear no responsibility and it shall be free to file a nullity suit in respect thereof.

The Borrower accepts that; if the bills given as collateral or for collection are sent by the Bank to its correspondent bank for collection, such correspondent bank shall be determined by the Bank, and the Bank shall not be held responsible for any delay for the transfer of the consideration of such bill to the Bank after its collection.

The Borrower accepts that; if a legal proceeding is initiated against the debtors caused by the failure to pay the bills given as collateral to the Bank, all costs and attorney fees, as well as the amount of any indemnity to be imposed to the Bank in case any of the signatures on these bills do not belong to the debtors, shall be debited to its account.

In calculating the commissions of the bills, the delivery date shall be taken as the start date. The delay commission that could be legally charged for the bills unpaid at their due dates shall belong to the Bank. The portion of such commission failed to be collected by the Bank from the debtor shall be paid by the Borrower to the Bank.

The Bank may at any time rediscount the bills, which are given and to be given, to any bank or institution it wishes. The Borrower undertakes to pay the amount of the bill given to rediscount to the bill holder or to the Bank without the need of issuing any further protest or notification. All types of interest, commission, taxes, etc. as well as other charges pertaining to such rediscount process shall be borne by the Borrower.

5.07  Margin Deficit: The Borrower accepts that; if the value of any security created or to be created in favor of the Bank as collateral for the respective loan depreciates, it shall remedy such margin deficit immediately upon the Bank’s written demand, until the complete discharge of all types of debt that arose and/or will arise out of the Financing Documents together with the accessory obligations. In this context, the Borrower shall provide additional securities on its other real estates or movable properties acceptable to the Bank, in form, conditions and for duration requested by the Bank. Otherwise, the Bank shall be entitled to demand the relevant credits or all credit facilities with the Bank to become due and payable together with all accrued interests, fees and commissions thereof and all type of costs, fees, commissions determined in the Financing Documents, and to ask the repayment of such credits.

MADDE VI YAPMAMA TAAHHÜTLERİ	ARTICLE VI NONPERFORMANCE UNDERTAKINGS

Kredi Alan, İşbu Sözleşme çerçevesinde, Sözleşme Süresi ve Banka tarafından kendisine kullandırılmış bulunan her cins ve nitelikteki kredinin devamı boyunca ve bu sebeple doğmuş gerek asıl alacak ve gerek feri alacak niteliğindeki herhangi bir Banka alacağı ödenmediği sürece, aşağıdaki taahhütleri yapmamayı ve ihlal etmemeyi taahhüt eder.

6.01.  Takyidatlandırmama Yükümlülüğü:

Kredi Alan, aşağıda belirtilen özel haller hariç olmak üzere, hiçbir şekil ve surette hiçbir varlığını takyidatlandırmamayı kabul eder:

(a)  Banka lehine olan takyidatlar,

(b)  Vadesi gelmemiş veya halen ödenmesi gerekmeyen vergi, resim ve harçlar dolayısıyla verilmiş takyidatlar,

(c)  Kanunen yahut ilgili mevzuat gereğince verilmesi gereken yahut böyle olduğu kabul edilen takyidatlar,

(d)  Borçluluktan doğmamış olmak kaydıyla, bir ihale veya sözleşme dolayısıyla verilmiş takyidatlar,

(e)  Her bir kredi için akdedilen eklerde belirlenen sınırların azamisini aşmayacak miktardaki Borçluluk dolayısıyla tesis.edilmiş olan takyidatlar,

(f)  Mahkemelere veya icra dairelerine verilen teminatlara ilişkin takyîdatlar,

(g)  Kredi Alanın iş ve faaliyetlerini engellememek ve mal varlığının değerinde bir kayba yol açmamak kaydıyla, geçiş irtifakı, yol hakkı veya benzerleri gibi irtifak hakları ve kısıtlamalar,

(h)  Bankadan kullandığı kredi öncesindeki kredileri dolayısıyla vermiş olduğu rehinler ve sair takyîdatlar,  (i)  Bankanın açık ve yazılı olarak izin verdiği takyidatlar.

6.02  Borçlanmama Yükümlülüğü: Kredi Alan, İmza Tarihi itibariyle aşağıda açık olarak belirtilen haller hariç olmak üzere yeni borç yaratmayacaktır:

(a)  işbu Sözleşme çerçevesinde yaratılan borçlar,

(b)  Bankanın uygun göreceği diğer borçlar (ancak bu borçlar hiçbir şekil ve surette gönüllü olarak erken geri ödenmeyecek, yenilenmeyecek, yapılandırılmayacak veya yeniden finansman konusu yapılmayacaktır),

(c)  işbu Sözleşme çerçevesindeki her ne nam altında olursa olsun tüm borçların geri ödenmesi veya teminatlandırıîması maksadıyla yapılan borçlanmalar,

(d)  Kredi Alanın Alt Kuruluşları arasındaki borçlanmalar,

(e)  Kredi Alanın günlük ticari faaliyeti dolayısıyla doğmuş bulunan ve herhalde doğmalannı izleyen 60 (altmış) gün içinde kapatılması gereken borçlar,

(f)  Herhangi bir zamanda her bir kredi için düzenlenmiş olan eklerde belirlenen sınırların azamisini aşmayacak miktardaki teminat mektuptarı.

6.03  Birleşmeme ve Konsolidasyona Gitmeme: Kredi Alan, Bankanın yazılı ön izni olmaksızın tasfiye, fesih veya diğer şekillerde bir başka kişi ile birleşmeyecek ve konsolide olmayacaktır.

The Borrower, within the scope of this Agreement, undertakes not to perform and breach the following undertakings, throughout the Term of the Agreement and for so long as the credit in any type and substance provided to the Borrower by the Bank continues and until any Bank receivable, either in the form of primary or secondary, arising out of or by that reason, is outstanding.

6.01  No Encumbrances Obligation: The Borrower, except for the special situations set forth below, undertakes not to create any encumbrance over all or any of Its properties in any form and by any means:

(a)  Encumbrances created in favor of the Bank,

(b)  Encumbrances created due to taxes, duties and charges that are neither due or nor need to be paid yet.

(c)  Encumbrances required to be given pursuant to the law or relevant legislation or considered to be as such,

(d)  Encumbrances given due to a tender or a contract provided however that it has not incurred in connection with any Indebtedness,

(e)  Encumbrances created due to an Indebtedness at an amount not exceeding the minimum limits determined in the schedules executed for each credit,

(f)  Encumbrances in relation to the securities given to the courts or execution offices,

(g)  Easements and restrictions such as the servitude of passage, right of way, etc. on condition that they shall not obstruct the Borrower’s business and activities and cause any depreciation in tine value of its assets and properties,

(h)  Liens and other encumbrances given in connection with other loans before the utilization of the credit from the Bank,

(i)  Encumbrances with explicit written consent of the Bank.

6.02  Not to Incur Indebtedness: The Borrower shall not create any further indebtedness as of the Signature Date except for those explicitly set forth below:

(a)  Indebtedness created in accordance with this Agreement

(b)  Other indebtedness to be deemed appropriate by the Bank (however that such debts shall not be voluntarily paid off early, renewed, restructured or be subject to refinancing by any means and manner whatsoever ),

(c)  Indebtedness incurred for the repayment or collateralization of all debts, irrespective of under which name, within the scope of this Agreement,

(d)  Indebtedness between the Affiliates of the Borrower,

(e)  Indebtedness incurred in connection with the daily commercial activities of the Borrower and which are in any event required to be paid off within 60 (sixty) days after they were incurred,

(f)  Letters of guarantee of which their amount shall not at any time exceed the maximum limits determined in the schedules executed for each credit.

6.03  No Merger and Consolidation: The Borrower shall not be dissolved, liquidated or shall not merge into and consolidate with any other person in any manner without obtaining prior written consent of the Borrower.

6.04  Satmama, Kiralamama, Geri Alım ile Satmama: Kredi Alan, mal varlığında azalmaya yol açacak veya faaliyetlerini engelleyecek veya imkânsız kılacak şekilde mal varlığında bulunan değerleri elden çıkartmayacak, tüketmeyecek, satmayacak, uzun dönemli olarak kiraya vermeyecektir. Bu İşlemleri yapmayı düşünen Kredi Alan, işlemin gereklilik nedenlerini de içerir bir yazıyı Bankaya göndererek, Bankanın İlgili her bir işlem için yazılı ön iznini almalıdır.

Bu kapsamda Kredi Alan, aktiflerinin veya bunların gelir veya faizlerini veya taahhütlerinin bir bölümünü veya tamamını, (i) Bankadan izin alınarak yapılan tasarruflar, (ii) nakit ödeme karşılığı tasarruflar, (iii) piyasa koşullarına uygun tasarruflar haricinde aynı zamanda veya belirli bir süre içinde gerçekleştirilen ister tek bir işlem ile isterse birbirine bağlı veya bağlı olmayan bir dizi işlemlerle satmayacak, devretmeyecek veya bunlar üzerinde başka şekilde tasarrufta bulunmayacaktır.

6.05  Kar Payı Ödememe: Kredi Alan, Bankanın yazılı ön iznini almadan hissedarlarına ne şekil ve surette olursa olsun herhangi bir kar payı ödemesi yapmayacaktır. .

6.06  Başkaca izinsiz Yatırım Yapmama: Kredi Alan, Bankanın yazılı ön iznini almadan, ister öz kaynak kullanılarak isterse kredilendlrme suretiyle gerçekleştirilsin herhangi bîr cînste ve şekilde yatınm yapmayacaktır.

6.07  ilave Yükümlülüklere Girmeme, Garanti ve Kefalet Vermeme: Kredi Alan, Banka dışındaki herhangi bir mali kurum veya üçüncü kişiler nezdinde, bir üçüncü kişi lehine mal varlığındaki bir değeri rehin verme veya başka türlü takyidat altına sokma da dahil olmak üzere, ilave yükümlülük altına girmeyecektir. Kredi Alan, Bankanın yazılı ön iznini almandan hiç kimse lehine açık veya zımni kefil olmayacak ve garanti vermeyecektir. .

6.08  Şirketler Topluluğu Arasındaki ilişkiler: Kredi Alan, Finansman Belgelerinde açık bir şekilde izin verilenler veya imza Tarihi öncesinden başlamış ve devam edenler hariç olmak üzere, dahil olduğu şirketler topluluğu üyeleriyle ve Alt Kuruluşlarıyla, işlemin veya hukuki muamelenin piyasa koşullarına uygun olarak ve asgari cari piyasa fiyabyla yapılması hail hariç olmak üzere, herhangi bir hukuki İşleme girmeyecektir. Buna ek olarak Kredi Alan, (i) kendisine ödeme yapılması veya (ii) piyasa koşullarına uygun cari fiyatla yapılan bir fiili hizmet alımı ile alakalı olması halleri hariç olmak üzere, dahil olduğu şirketler topluluğu üyelerinden herhangi birine veya Alt Kuruluşlarına yahut onların ortaklarına herhangi bir lisans, danışmanlık ücreti, berat ücreti veya başka şekilde bir ödeme yapmayacaktır.

6.04  Not to Dispose, Lease, Buy Back: The Borrower shall not sell, consume and otherwise dispose and create long-term lease on any of assets under its possession in a manner to cause impairment in its assets and properties or to hinder or make impossible to conduct its activities, The Borrower considered to be involved In such operations should submit to the Bank a justification letter with the reasons of this operation and obtain its prior written consent for each operation thereof. In this context, the Borrower shall not sell, transfer or otherwise dispose of the whole or a part of its assets or their income or interest or its undertakings in any manner through either a single transaction or a serious of transactions related or unrelated to each other conducted at the same time or within a specific period of time except for (i) the disposals made with the consent of the Bank, (ii) the disposals made against cash proceeds, (iii) the disposals that are in line with the market conditions.

6.05  Not to Pay Dividend: The Borrower shall not make any dividend payment to its stakeholders in any manner and form without obtaining prior written consent of the Bank.

6.06  No Further Unpermitted Investment: The Borrower shall not make any investment in any type and form either by using equity or a credit facility without obtaining prior written consent of the Bank.

6.07  No Further Additional Undertakings, Not to Grant Guarantee and Surety: The Borrower shall neither assume any additional undertaking to any financial institution or third party other than the Bank including also any lien or other encumbrance on any of assets under its possession to be given for the benefit of a third party. The Borrower shall nor grant any explicit or implicit surety and guarantee in ravor of any person without obtaining prior written consent of the Bank.

6.08  Relations Between the Group of Companies: The Borrower, except for those that are explicitly permitted in the Financing Documents or started and continuing before the Signature Date, shall not enter Into any legal transaction with the members of the group companies that it belongs and its Affiliates, except where such transaction or legal process is conducted in accordance with the market conditions and based on minimum prevailing market price. In addition, the Borrower shall not make any license, consultancy, patent fee payments or in any other form to the members of the group of companies that It belongs and its Affiliates or their shareholders, except for (i) the payments made to itself, or (ii) those that are related to the procurement of an actual service made based on a prevailing price in accordance with the market conditions.

MADDE VII MALİ TAAHHÜTLER	ARTICLE VII FINANCIAL UNDERTAKINGS

Kredi Alan, işbu Sözleşme çerçevesinde, Sözleşme Süresi ve Banka tarafından kendisine kullandırılmış bulunan her cins ve nitelikteki kredinin devamı boyunca ve bu sebeple doğmuş gerek asıl alacak ve gerek feri alacak niteliğindeki herhangi bir Banka alacağı ödenmediği sürece, ilgili krediler için akdedilecek eklerde düzenlenen mali taahhütleri yerine getirmeyi ve bu eklerde belirlenen azami tutarları aşmamayı taahhüt eder.

The Borrower, within the scope of this Agreement, undertakes to fulfill the financial undertakings stipulated in the schedules to be executed for the relevant credit and not to exceed the maximum amounts determined in these schedules in respect thereof, throughout the Term of the Agreement and for so long as the credit in any type and substance provided to the Borrower by the Bank continues and until any Bank receivable, either in the form of primary or secondary, arising out of or by that reason, is outstanding.

MADDE VIII ŞARTLARDAKİ ÖNEMLİ DEĞİŞİKLİKLER	ARTICLE VIII MATERIAL CHANGE IN CIRCUMSTANCES

8.01  Kur Riskleri: İşbu Sözleşme kapsamında Kredi Alana kullandırılan döviz kredilerinde, kredi anaparasının TL karşılığından daha düşük bir anapara ödemesi yapılamaz. Kredinin, Kredi Alanın talebi üzerine farklı para biriminden kullandırılması durumunda oluşabilecek kur farkı dahil her türlü kur riski Kredi Alana aittir. ,

8.02  Artan Maliyetler: İmza Tarihinden sonra Kredi Alan veya Banka üzerinde etki doğurabilecek herhangi bir mevzuat değişikliği yahut İdari karar veya mahkeme İçtihatlarındaki bir değişiklik veya düzenleme dolayısıyla veya mevzuatın yorum yahut uygulamasında bir değişiklik meydana gelmesi ya da Bankanın sayılanlarla sınırlı olmamak kaydı ile vergilendirme, yedek akçeler, disponibilite, karşılıklar, nakit oranları, likidite veya sermaye yeterlilik şartları dahil zorunlu olarak uyması gereken bîr durumun ortaya çıkması halinde, bu durum Banka üzerinde ilave bir maliyet doğuruyorsa veya Bankanın kredi alacağını azaltıyorsa veya Bankanın sermaye karlılık oranında düşmeye yol açıyorsa veya Banka üzerinde ilave maliyetlere sebep oluyorsa; Kredi Alan bu durumdan haberdar edilecek ve Bankaya bu ilave maliyetleri ödeyecektir.

Türkiye Cumhuriyetirndeki ve dünya ekonomisindeki sıkıntı ve krizler dolayısıyla, Bankanın borçlanma maliyetlerinin artması durumunda da artan borçlanma maliyeti Kredi Alan tarafından karşılanacaktır. Böyle bîr durumda, Kredi Alanın ilgili krediyi 2.08 maddesine uygun olarak erken geri ödeme hakkı saklıdır.

8.01  Currency Risks: For the foreign currency credits provided to the Borrower within the scope of this Agreement, no principal payment lower than the Turkish Lira equivalent of the principal amount of the credit can be made. All types of risks including the currency risk which may arise due to the utilization of the credit in a different currency upon request of the Borrower shall belong to the Borrower.

8.02  Increased Costs: If any legislation change or administrative decision or any amendment or arrangement in judicial precedents or any change in the interpretation and application of the legislation which may create an effect on the Borrower or the Bank after the Signature Date, including but not limited to foregoing, the occurrence of any situation to which the Bank must adhere including the taxation, reserve funds, disposable cash reserves, provisions, cash ratios, liquidity or capital adequacy requirements would impose an additional cost on the Bank or reduce the credit receivable of the Bank or result in an Impairment in the return on equity ratio of the Bank or cause the Bank to incur additional costs; then the Borrower shall be informed about such a situation and shall pay to the Bank any additional costs to be incurred in respect thereof.

In case of any increase in the borrowing costs of the Bank as a result of crises and problems in the Republic of Turkey and world economy, such increased borrowing costs shall also be borne by the Borrower. In such a case, the Borrower reserves the right to make early payment of such credit in accordance with Article 2.08.

MADDE IX TEMERRÜT	ARTICLE IX DEFAULT

9.01 Temerrüt Halleri: Aşağıda sayılan bir olayın oluşması temerrüt durumu (“Temerrüt Durumu”) olarak kabul edilir.	9.01 Events of Default: The occurrence of any of the following events shall be deemed to constitute an event of default (the “Event of Default”).

(a)  Kredi Alanın, Finansman Belgeleri ve Banka ile akdettiği; türev, hazine işlemlerine ilişkin sözleşmeler dahil; diğer sözleşmeler uyarınca vadesi geldiğinde ödemesi gereken meblağı tüm ferileri ile birlikte tam ve eksiksiz olarak ödememesi;

(b)  Kredi Alanın, Finansman Belgelerinde yer alan bir beyanına, garantisine, taahhüdüne aykrı davranması veya bunları yerine getirmekten kaçınması;

(c)  İşbu Sözleşme veya diğer Finansman Belgelerinde anılan veya bunlar uyarınca veya gereğince temin edilen herhangi bir belge, beyan veya bildirimde yer alan herhangi bir garanti veya beyanın, yapıldığı esnada yanlış, eksik olduğunun veya doğru olmadığının kanıtlanması;

(d)  Finansman Belgelerinde anılan veya bunlar uyannca veya gereğince temin edilen herhangi bir belge, sözleşme veya taahhütnamenin herhangi bir hükmünün, geçersiz veya herhangi bir nedenden dolayı uygulanamaz olması veya geçersiz veya uygulanamaz hale gelmesi ya da bunlardaki herhangi bir hükmün geçerliliğinin ve uygulanabilirliğinin Kredi Alanın İznine yahut onayına veya icazetine bağlı hale gelmesi veya Kredi Alanın böylesi bîr yükümlülük veya sorumluluğunun varlığını açık veya zımni olarak reddetmesi;

(e)  Finansman Belgelerinde anılan veya bunlar uyannca veya gereğince temin edilen herhangi bir belge, sözleşme veya taahhütnamede Kredi Alanın üstleneceğini belirttiği herhangi bir yükümlülüğü yasal olarak üstlenmesi, haklarını kullanması veya yerine getirmesi gerekliliğinin ortaya çıkması ancak bu gerekliliğin yapılmaması, yerine getirilmemesi veya uygulanmaması;

(f)  Kredi Alan ile İlgili olarak veya Kredi Alanın herhangi bir varlığı.ile ilgili olarak kayyım, Yeddiemin veya benzeri bir memurun atanması için bir başvuru yapılması veya Kredi Alanın yetkili organları tarafından böylesi bir başvuru yapılması yolunda karar alınması;

(g)  (Kredi Alanın; moratoryum, konkordato, ödemelerini durdurması, iflası erteleme, iflas, tasfiye, borçların tasfiye yoluyla ödenmesinin başlatılması için talepte bulunması, bu yönlerde mahkemeye talepte bulunma yahut benzeri neticeler doğuracak bir davranışta bulunması yahut Kredi Alanın her türlü alacaklılarının yukarıda sayılanlardan biri ile Kredi Alan aleyhine işlemlere başlanması;

(h)  Bankanın kanaatine göre, Kredi Alan üzerinde Esaslı Olumsuz Etki yapan bir olayın veya durumun ortaya çıkması veya bilançoda olumsuz gelişmelerin meydana gelmesi, Kredi Alanın diğer bankalaria olan kredi ilişkilerinin problemli hale gelmesi, Kredi Alanın kanuni yükümlülüklerini yerine getirememesi yahut Bankanın kanaatine göre Kredi Alanın işbu Sözleşme konusu borçlarını ifaya engel bir durumun ortaya çıkması;

(i)  Borçluluk oranının artması; (işbu madde kapsamında Borçluluk oranı hesaplanırken Kredi Alanın, Kredi Alanın dahil olduğu şirketler topluluğu üyelerinin ve Kredi Alanın Alt Kuruluşlarının Borçluluk oranları toplam olarak dikkate alınacaktır.)

(a)  If the Borrower fails to pay any sum required to be paid off under the Financing Documents and other agreements, including the contracts related to derivative and treasury transactions, executed with the Bank in pursuance hereof by its due date together with its accessory obligations in full;

(b)  If the Borrower contravenes with or abstain from performing any of its statement, warranty and undertaking contemplated in the Financing Documents;

(c)  If any statement or warranty given in any document, declaration or statement referred in this Agreement or other Financing Documents or provided in accordance with or pursuance thereof are proven to be wrong, incomplete or incorrect at the moment of their execution;

(d)  If any provision of any document, agreement or undertaking referred in the Financing Documents or provided in accordance with or pursuance thereof is invalid or unenforceable or become invalid or unenforceable by any reason or the validity and enforceability of any provision in these documents, agreements or undertakings become subject to the consent or approval or permission of the Borrower or if the Borrower Implicitly or explicitly rejects the existence of such an undertaking or liability;

(e)  Occurrence of any obligation or right required to be undertaken, exercised or fulfilled by the Borrower which it expressed to undertake in any document, agreement or undertaking referred in the Financing Documents or provided in accordance with or pursuance thereof, if, however, such an obligation is failed to be performed, fulfilled or executed;

(f)  An application made for the assignment of receiver, trustee or a similar officer in relation to the Borrower or in relation to any asset of the Borrower, or a decision taken by the authorized bodies of the Borrower to make such an application;

(g)  If the Borrower files a petition to initiate moratorium, composition, suspension of payments, postponement of bankruptcy, bankruptcy, liquidation, settlement of debt through liquidation, or makes an application to the courts in this direction, or acts in such a way to produce similar consequences, or if any action is taken against the Borrower by its other creditorsthrough either of the foregoing;

(h)  Occurrence of any event or situation that may, in the sole determination of the Bank, create a Material Adverse Effect on the Borrower or any adverse development happening in the balance sheet the credit relations of the Borrower with other banks to become problematic, the failure of the Borrower to fulfill its legal obligations, or occurrence of a position of the Borrower that may, in the sole determination of the Bank, prevent the Borrower to perform its debts subject to this Agreement;

(i)  Increase in the debt ratio; (for computing the debt ratio under this article, the sum of the debt ratios of the Borrower, the members of the group companies to which the Borrower belongs and the Affiliates of the Borrower shall be taken into consideration).

(j)  Yukarıda sayılanlar yanında her bir kredi için akdedilecek olan ekte söz konusu krediye özgü temerrüt hallerinden herhangi birinin gerçekleşmesi.

9.02  Temerrüdün Sonuçları: Yukarıda sayılan Temerrüt Durumlarından herhangi birisinin gerçekleşmesi halinde, Finansman Belgeleri nedeniyle tahakkuk eden anapara, faiz ve sair teferruat ve feriler ile Bankaya ödenmesi gereken diğer tüm meblağlar ve diğer ilgili dokümantasyon çerçevesinde doğacak borçtarın tamamı herhangi bir ihbara gerek kalmaksızın Kredi Alan açısından muaccel hale gelecektir.

Temerrüt dolayısıyla ilgili mevzuat çerçevesinde Banka tarafından ayrı ayrı veya birlikte kullanılabilecek olan müracaat haklarına ilaveten, Kredi Alan işbu Sözleşmeye göre açılmış kredi hesaplarının kesilmesinden, vadeli kredilerin vadelerinin gelmesinden, kanuni temerrüt hükümlerinin uygulanmasından veya her ne suretle olursa olsun borçlarının muaccel kılınmasından sonra da borç bakiyelerinin tamamı ödeninceye kadar faiz, temerrüt föizi, komisyon, ücret, fon kesintisi, masraf, Vergi ve diğer eklentilere ilişkin yükümlülüklerinin, ilgili kredilerin muacceliyet anında geçerli olan şartlar dairesinde işlemeye devam edeceğini kabul eder.

Kredi Alan, işbu Sözleşme ve diğer Finansman Belgelerinden doğan borçları gününde ödemediği tekdirde, temerrüdün doğduğu tarihten bunları Bankaya ödeyeceği tarihe kadar geçecek günler için yetkili mercilerce veya Banka tarafından ödünç para verme mevzuatına göre tespit edilmiş en yüksek kredi faiz oranına veya ileride artırıldığı takdirde artmış en yüksek kredi faiz oranına, bu oranın %50’sinin ilavesi suretiyle bulunacak oran üzerinden temerrüt faizi ve onun gider vergisini ödemeyi kabul ve taahhüt eder.

9.03  Cari Hesap Şeklinde İşleyen Kredilerde Bankanın Cari Hesabı Kapatma Yetkisi: 9.01 maddesinde sayılan Temerrüt Durumlarından herhangi birinin varlığı halinde Banka, işbu Sözleşmeye dayanan cari hesap şeklinde işleyen kredinin bir kısmının veya tamamının ödenmesini talep edebilir.

Söz konusu kredinin ihracat maksadıyla kullandırılmış olması ve mevzuatta öngörülen taahhüt kapatma süresinden önce hesabın kat’ı halinde, Kredi Alan aleyhine uygulanacak ceza ve yaptırımlardan Banka sorumlu olmayacaktır.

Bankanın cari hesap şeklinde işleyen kredinin kapatılması hakkında yapacağı ihbar, hangi kredi ile ilgili olarak yapılmışsa o hesap veya hesapları muaccel kılacak ve anılan krediye ilişkin anapara, faiz, komisyon, gider vergisi ve diğer hususlardan dolayı Kredi Alanın Bankaya olan borçları, hesabın kesildiğinin bildirilmesi ile birlikte Kredi Alan tarafından derhal Bankaya ödenecektir.

9.04  Takibe Geçme Hakkı: Banka, alacağının kısmen veya tamamen muacceliyet kazanması halinde, Kredi Alan tarafından taşınır rehni ile teminata bağlanmış veya teminat olarak verilmiş olan senetlerin henüz vadeleri gelmemiş olsa bile, Kredi Alana karşı haciz yolu ile veya iflas yolu ile takibe geçebilir ve ayrıca her türlü alacağı için ihtiyati haciz veya ihtiyati tedbir kararı alıp uygulayabilir. Kredi Alan, Bankanın ihtiyati tedbîr veya ihtiyati haciz talebinde bulunması halinde teminat yatırmamasını da kabul eder.

(j)  In addition to the foregoing, occurrence of any events of default unique to such credit to be specified in the schedule to be executed for each credit.

9.02  Consequences of Default: In case of occurrence of any of the Events of Default stated above, any principal, interest and other miscellaneous and ancillary charges that are arisen under Financing Documents and all other amounts required to be paid to the Bank as well as all debts to be arisen under other relevant documentation shall become due and payable for the Borrower without requiring to provide any further notice.

In addition to the rights of petition exercisable either separately or collectively by the Bank within the frame of the relevant legislation in connection with default; the Borrower accepts that, its liabilities related to the interest, delay interest, commissions, fees, fund withholdings, charges, Taxes and other additions shall continue to be accrued in accordance with the conditions applicable at time when such credit has become due and payable even after the suspension of its credit accounts opened according to this Agreement, expiration of its term loans, application of statutory default provisions, or its debts are caused to become due and payable in any manner whatsoever, until all debt balances would be paid in full.

If the Borrower fails to pay its debts arising out of this Agreement and other Financing Documents on their due dates, the Borrower accepts and undertakes to pay a delay interest and the excise tax thereof at a rate to be calculated by adding 50% over that of the highest credit interest rate or, if it is raised, of the raised highest interest rate determined by the authorized bodies or by the Bank according to the lending legislation for the days elapsing from the day of occurrence of such default to the date these amounts would be paid to the Bank.

9.03  The Bank’s Right to Terminate the Current Account for the Overdraft Facilities Granted to the Current Account:

In case of existence of any of the Events of Default specified in Article 9.01, tne Bank is entitled to ask such overdraft facility granted to the current account based on this Agreement to be paid off either in whole or in part.

If such credit has been granted for export purposes and the account was terminated before the closing period of the export contracts stipulated in the legislation, the Bank shall not be liable for the penalties and sanctions to be imposed against the Borrower.

For whichever credit the notice to be served by the Bank for the termination of the overdraft facility granted to the current account was served, the principal, interest, commission, excise tax amounts and all debts concerning that credit owed by the Borrower to the Bank for other matters that will cause such account or accounts to become payable and shall be immediately paid by the Borrower to the Bank upon notification of the termination of the account.

9.04  The Right to Initiate Legal Proceedings:

Even if the bills aiven by the Borrower as collateral or secured by chattel mortgage are not yet due, the Bank, in case when its receivable become payable either in whole or in part, can initiate legal Proceedings at any time against the Borrower through filing a lien or bankruptcy; and the Bank may further take and execute provisional seizure or precautionary injunction order for any type of its receivable. The Borrower also accepts the Bank not to deposit any security in case it asks for provisional seizure or precautionary injunction order.

MADDE X SAİR HÜKÜMLER	ARTICLE X MISCELLANEOUS

10.01  Tadiller: İşbu Sözleşme hükümlerine ilişkin hiçbir husus, Bankanın yazılı ön iznini almadan değiştirilemez, farklı uygulamaya tabi tutulamaz veya tadil edilemez.

10.02  İhtar ve İhbarlar: Aksi ilgili Ek Sözleşmede belirtilmediği sürece, işbu Sözleşmede yer alan hususların yerine getirilmesi amacıyla yapılacak olan bütün ihbarlar, talepler ve diğer yazışmalar için Tarafların işbu Sözleşmenin sonunda yazılı adresleri, 2004 sayılı İcra İflas Kanunu’nun 21. maddesi ve 148/a maddesi hükümleri saklı kalmak kaydıyla kanuni ikametgâhları kabul edilir ve bu adreslere yapılan tebligatlar Taraflara yapılmış sayılır. Kredi Alan, ileride kanuni ikametgâhını değiştirmesi halinde bu yeni adresini 5 (beş) İş Günü içinde noter kanalıyla Bankaya yazılı olarak bildirir. Aksi takdirde işbu Sözleşme sonunda veya ilgili kredi için akdedilen ekte yazan adreslerine yapılacak tebligatlar geçerlidir. Tebligatlar ilgili mevzuat, hükümlerine uymak kaydıyla her şekilde yapılabilir. İkametgâhı yurtdışında olan Kredi Alanın, en geç işbu Sözleşmenin imzasına kadar, Türkiye Cumhuriyeti sınırları içinde bir tebligat adresi belirlemesi zorünludur.

10.03  Feragat ve Vazgeçmeler: Bankanın işbu Sözleşme, diğer Finansman Belgeleri ve ilgili diğer sözleşmeler çerçevesindeki herhangi bir nakkını, talebini, bildirimini, İmkânını veya imtiyazını kısmen veya tamamen kullanmaması veya herhangi bir süre sınırlaması olmaksızın kullanmakta gecikmesi, bunlardan feragat edildiği anlamına gelmez veya herhangi bir hakkın, talebin, bildirimin, imkanın veya imtiyazın tek başına veya kısmi kullanılması, diğer herhangi bir hakkın, talebin, bildirimin, imkanın veya imtiyazın kullanılmasına mani teşkil etmez. Finansman Belgeleri ile temin edilen haklar ve yükümlülükler kümülatiftir ve yasa ile sağlanan herhangi bir hakkı veya yükümlülüğü ortadan kaldırmaz, yerine geçmez ve böylesi haklar ve yükümlülükler, ne şekilde oluşurlarsa oluşsunlar, aksi açıkça belirtilmemiş ise, Banka tarafından birçok kereler kullanılabilir.

10.04  Hükümlerin Geçersizliği Hali: İşbu Sözleşmenin herhangi bir hükmü, herhangi bir yasa çerçevesinde geçersiz, yasalara aykırı veya uygulanamaz hale gelirse, diğer hükümlerin geçerliliği, yasalara uygunluğu ve uygulanabilirliği bu durumdan etkilenmez ve zarar görmez. Bu şekilde yasaya aykırı gelen hüküm, yasaya aykırı olmayacağı en geniş şekliyle yorumlanacaktır.

10.05  Taraf Değişiklikleri ve Hak ve Yükümlülüklerin Devri: Kredi Alan, işbu Sözleşme veya ekleri ile ilgili sair sözleşmelerden kaynaklanan hak ve yükümlülüklerini, tamamen veya kısmen tahsis veya transfer edemez.

10.01  Amendments: Neither of the issues related to the provisions of this Agreement can be amended, subject to a different application or modified without obtaining prior written consent of the Bank.

10.02  Notices and Warnings: Unless stated otherwise in the relevant Supplementary Agreement, the addresses of the Parties stated on the last Page of this Agreement, without prejudice to the Provisions of Article 21 and Article 148/a of the Enforcement and Bankruptcy Law No. 2004, are accepted as their legal residences for all notices, claims and other correspondence to be made for the fulfillment of issues included in this Agreement and the notifications served to such addresses shall be deemed to have been made to the Parties. If the Borrower changes its legal residence in future, it shall inform its new address to the Bank In writing through notary within 5 (five) Business Days; otherwise, notifications to be served to the addresses written on the last page of this Agreement or in the schedule executed for the relevant credit shall be valid. The notifications can be made via any means provided that the provisions of the relevant legislation are to be adhered.

The Borrower residing abroad is required to designate a notification address within the boundaries of the Republic of Turkey until the signature of this Agreement

10.03  Waivers and Withdrawals: The failure of the Bank to use any of its rights, claim, notice, opportunity or privilege within the scope of this Agreement, other Financing Documents and other relevant agreements either wholly or partially or its delay in using them without any time limitation shall not be construed to be a waiver of them or the use of any right, claim, notice, opportunity or privilege either solely or partially shall not constitute an obstacle for the use of any other right, claim, notice, opportunity or privilege,

The rights ana responsibilities provided through Financing Documents shall be cumulative and shall not remove and replace any right or responsibility granted by law; and this kind of rights and responsibilities, unless explicitly stated otherwise, can be used by the Bank multiple times no matter how they are formed.

10.04  Invalidity of the Provisions: If any provision of this Agreement becomes invalid, Illegal or unenforceable within the scope of any law, the validity, legality and enforceability of other provisions shall not be affected and damaged from this situation. The provision which becomes illegal in this way shall be interpreted in its widest sense as to be not illegal.

10.05  Change of Parties and Transfer of Rights and Obligations: The Borrower cannot assign or transfer its rights and obligations arising out of this Agreement or its schedules and other relevant agreements in whole or in part.

10.06  Gizlilik: Taraflar, işbu Sözleşme, diğer Finansman Belgeleri ve ilgili diğer dokümantasyon kapsamında gerçekleştirilecek işlemlerin veya bunlarla bağlantılı olarak iktisap edinecekleri bilgilerin gizli bilgi niteliğinde olduğunu ve yetkili resmi makamların emirleri hariç olmak üzere, kanunen açıklanması zorunlu olanlar dışında, hiçbir bilginin Tarafların tümünün yazılı onayı alınmaksızın üçüncü kişilere ifşa edilmeyeceğini kabul ederler.

Ancak, Bankanın Kredi Alana ilişkin bilgileri, Bankanın dahil olduğu şirketler topluluğu içinde yer alan kişilerle, Bankanın hissedarları ve Alt Kuruluşlarıyla ve/veya işbu Sözleşme tahtında kullanılan kredilerin idame ettirilmesinin bir gereği olması halinde muhabir banka veya diğer finans kuruluşlarıyla paylaşması işbu maddenin ihlali olarak nitelenmeyecektir. Kredi Alan bu tür bilgi ve belge paylaşımlarının yapılmasına muvafakat eder.

10.07  Tazminatlar: Kredi Alan, Bankayı ve ilgili memurlarını, işçilerini ve alt kuruluşlarını (i) Kredi provizyonu veya bunun hasılatlarının kullanımı, (ii) herhangi bir Finans Belgeleri icrası, teslimi veya uygulanması sonucunda veya bunlarla bağlantılı olarak herhangi bir ihlal sonucunda oluşan her türlü masraf, kayıp, hasar veya yükümlülükten koruyacak ve doğabilecek zararları tamamen tazmin edecektir.

10.08  Delil Sözleşmesi: Hukuk Muhakemeleri Kanunu’nun 193. maddesi çerçevesinde, işbu Sözleşme ile ilgili herhangi bir uyuşmazlıkta Bankanın defter ve mikrofilm, mikrofiş, ses, teyp bantiari, bilgi işlem ve bilgisayar vs. kayıtları anılan kanunun 199. maddesi, kapsamında belge olarak değerlendirilir ve geçerlidelildir.

10.09  Avukatlık Ücreti, Dava ve Icra Masrafları: Kredi Alan, Banka tarafından gerek İşbu Sözleşmeden ve gerekse her ne sebeple kaynaklanmış olursa olsun, Kredî Alan aleyhine dava açmak ya da icra takibi yapmak zorunda kalınırsa, bu konuda mevzuatta yer.alsin veya almasın yapacağı her türlü masrafları ve ayrıca takip ve dava tutarları üzerinden asgari tarife üzerinden hesaplanacak avukatlık ücreti ile bunun gider vergisini ödemeyi kabul eder.

10.10  Tabi Olunan Hukuk: İşbu Sözleşme ve ekleri Türkiye Cumhuriyeti yasalarina tabidir.

10.11  Yetkili Mahkeme: îşbu Sözleşmenin (tacir olmayan gerçek kişi olanlar hariç olmak üzere) tüm Tarafları, işbu Sözleşme ve ekleri ile bağlantılı olarak ortaya çıkacak anlaşmazlıklarda, kanunen yetkili mahkeme ve icra dairelerinin yetkileri saklı kalmak kaydıyla, İstanbul Çağlayan Mahkemeleri’nin ve İcra Daireleri’nin yetkili olacağını kabul ederler.

10.12  TBHS: İşbu Sözleşmede hüküm bulunmayan hususlarda, Taraflar arasında cari Temel Bankacılık Hizmetleri Sözleşmesi hükümleri uygulanacaktır.

Yukarıdaki maddelere uygun olarak aşağıda adları ve adresleri yazılı Kredi Alan ile Banka arasında işbu Sözleşme, Tarafların işbu Sözleşmeyi imzalaması ile yürürlüğe girecek ve yürürlükte kalacaktır. işbu Sözleşmenin hükümleri, Banka tarafından kendilerine tahsis edilen Kredi Limitinin varlığına ilaveten Kredi Alanın Bankaya ve işbu Sözleşme, eklerinde ve diğer Finansman Belgelerinde belirtilen hüküm ve koşullar çerçevesinde açılmış kredilerinden kaynaklanan borç ve yükümlülükleri sürdüğü ve devam ettiği sürece yürürlükte kalacaktır.

10.06  Confidentiality: The Parties accept that transactions to be conducted within the scope of this Agreement, other Financing Documents and other relevant documentation or the information they acquire in connection thereof are confidential in nature and, except for the instructions of the competent official authorities, none of this information shall be disclosed to third parties without written consent of the Parties, other than those required to be disclosed by law.

On the other hand, the Bank’s sharing of information about the Borrower with people in the group of companies to which the Bank belongs, the shareholders and Affiliates of correspondent banks or other finance institutions as a requisite for the maintenance of credits utilized under this Agreement shall not be deemed an infringement of this article. The Borrower gives its consent to share such information and documents.

10.07  Indemnifications: The Borrower shall hold the Bank and its related officers, employees and affiliates harmless against any cost, loss, damage or liability and shall indemnity all losses that may be incurred as a result of (i) the Credit provision or the usage of its proceeds; (ii) the execution, submission or application of any Financing Document or any breach in connection thereof.

10.08  Evidential Contract: Pursuant to Article 193 of Code of Civil Procedure; in case of any dispute related to this Agreement, the Bank’s books and microfilms, microfiches, voice and tape records, information processing and computer records etc. shall be considered as document in accordance with Article 199 of the aforesaid law and shall constitute valid evidence.

10.09  Attorney Fees, Litigation and Enforcement Costs: If the Bank needs to file ( a lawsuit or initiate an enforcement proceeding against the Borrower either in connection with this Agreement or for whatever reason; the Borrower accepts to pay all types of costs irrespective of whether they are included or not included in the legislation, and also the attorney fee and its excise tax thereof to be calculated over the prosecution and litigation amounts based on the minimum tariff.

10.10  Governing Law: This Agreement and its schedules shall be governed by the laws of Republic of Turkey

10.11  Place of Jurisdiction: All Parties to this Agreement (except for the non-merchant natural persons) accept that Istanbul Çağlayan Courts and Execution Offices shall be authorized for all disputes arising out of or in connection with this Agreement and its schedules without prejudice to the powers of legally competent courts and execution offices.

10.12  MBSA: For the matters of which this Agreement contains no provision, the provisions of the current Main Banking Services Agreement shall be applied between the Parties.

This Agreement between the Borrower and the Bank whose names/titles and addresses stated below shall enter into force and remain in force upon the signature of this Agreement by both Parties in accordance with the

İşbu Sözleşme Türkçe ve İngilizce olarak imzalanmış olup; Türkçe metin ile İngilizce arasında uyumsuzluk olması durumunda Türkçe metin uygulanacaktır.

foregoing articles. The provisions of this Agreement shall remain in force, in addition to the existence of the Credit Limit allocated to the Borrower by the Bank, for so long as the Borrower’s debt and obligations to the Bank arising from the credits opened in accordance with the terms and conditions contemplated in this Agreement, its schedules and other Financing Documents shall continue and remain outstanding.

This Agreement has been executed in both Turkish and English languages and in case of conflict between them, Turkish version shall prevail.

Müşterinin / Customer’s

Adı Soyadı – Unvanı	☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐
Name -Title;	☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐

☐EV/Home	☐ iş Adresi / Business Address

Cadde-Sokak Adı / Street	☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐
Mahalle-Köy Adı / District	☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐
Detay Bilgiler / Details	☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐
İlçe / Town	☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐ İl / City ☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐
Ülke / Country	☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐ Posta Kodu / Zip Code ☐☐☐☐☐☐☐☐☐☐

☐ EV / Home ☐Iş / Business Tel No ☐☐☐☐ ☐☐☐☐☐☐☐☐☐☐☐☐
Faks No ☐☐☐☐ ☐☐☐☐☐☐☐☐☐☐☐

E-posta / E-mail	☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐@☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐

İmza / Signature

Banka Tarafından Doldürulucaktır.

Sözleşme Tarihî  ☐☐ / ☐☐/ ☐☐

Şube Kodu  ☐☐☐☐☐

İmza huzurumda atıldı ve müşteri bilgileri teyit edildi. Personel

Personel

Sicil no     ☐☐☐☐

İmza / Signature

İmza Yetkili	İmza Yetkili
Personel sicil no ☐☐☐☐☐	Personel sicil no ☐☐☐☐☐

Yetkili’İmzalar

GKS No : Kİ2 00000381 Müşteri No:☐☐☐☐☐☐☐☐☐☐